                                                                   EXHIBIT 4.4

                             -----------------------

                               HEXCEL CORPORATION

                     and each of the Guarantors named herein

                      9.875% SENIOR SECURED NOTES DUE 2008

                             -----------------------

                                    INDENTURE

                           Dated as of March 19, 2003

                             -----------------------

                             -----------------------

                Wells Fargo Bank Minnesota, National Association

                                     Trustee

                             -----------------------

                             CROSS-REFERENCE TABLE*

          TRUST INDENTURE
          ACT SECTION                                                                  INDENTURE SECTION
          310(a)(1).................................................................             7.10
             (a)(2).................................................................             7.10
             (a)(3).................................................................             N.A.
             (a)(4).................................................................             N.A.
             (a)(5).................................................................             7.10
             (b)....................................................................             7.10
             (c)....................................................................             N.A.
          311(a)....................................................................             7.11
             (b)....................................................................             7.11
             (c)....................................................................             N.A.
          312(a)....................................................................             2.05
             (b)....................................................................            12.03
             (c)....................................................................            12.03
          313(a)....................................................................             7.06
             (b)(1).................................................................             4.21
             (b)(2).................................................................          7.06; 7.07
             (c)....................................................................         7.06; 12.02
             (d)....................................................................             7.06
          314(a)....................................................................      4.03;12.02; 12.05
             (b)....................................................................             4.21
             (c)(1).................................................................            12.04
             (c)(2).................................................................            12.04
             (c)(3).................................................................             N.A.
             (d)....................................................................             4.21
             (e)....................................................................            12.05
             (f)....................................................................             N.A.
          315(a)....................................................................             7.01
             (b)....................................................................          7.05,12.02
             (c)....................................................................             7.01
             (d)....................................................................             7.01
             (e)....................................................................             6.11
          316(a) (last sentence)....................................................             2.09
             (a)(1)(A)..............................................................             6.05
             (a)(1)(B)..............................................................             6.04
             (a)(2).................................................................             N.A.
             (b)....................................................................             6.07
             (c)....................................................................             2.12
          317(a)(1).................................................................             6.08
             (a)(2).................................................................             6.09
             (b)....................................................................             2.04
          318(a)....................................................................            12.01
             (b)....................................................................             N.A.
             (c)....................................................................            12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

   Section 1.01    Definitions.................................................................................1
   Section 1.02    Other Definitions..........................................................................33
   Section 1.03    Incorporation by Reference of Trust Indenture Act..........................................33
   Section 1.04    Rules of Construction......................................................................34

                                   ARTICLE 2.
                                   THE NOTES

   Section 2.01    Form and Dating............................................................................34
   Section 2.02    Execution and Authentication...............................................................35
   Section 2.03    Registrar and Paying Agent.................................................................35
   Section 2.04    Paying Agent to Hold Money in Trust........................................................35
   Section 2.05    Holder Lists...............................................................................36
   Section 2.06    Transfer and Exchange......................................................................36
   Section 2.07    Replacement Notes..........................................................................47
   Section 2.08    Outstanding Notes..........................................................................47
   Section 2.09    Treasury Notes.............................................................................48
   Section 2.10    Temporary Notes............................................................................48
   Section 2.11    Cancellation...............................................................................48
   Section 2.12    Defaulted Interest.........................................................................48

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

   Section 3.01    Notices to Trustee.........................................................................48
   Section 3.02    Selection of Notes to Be Redeemed or Purchased.............................................49
   Section 3.03    Notice of Redemption.......................................................................49
   Section 3.04    Effect of Notice of Redemption.............................................................50
   Section 3.05    Deposit of Redemption or Purchase Price....................................................50
   Section 3.06    Notes Redeemed or Purchased in Part........................................................51
   Section 3.07    Optional Redemption........................................................................51
   Section 3.08    Mandatory Redemption.......................................................................51
   Section 3.09    Offer to Purchase by Application of Excess Proceeds........................................51

                                   ARTICLE 4.
                                    COVENANTS

   Section 4.01    Payment of Notes...........................................................................53
   Section 4.02    Maintenance of Office or Agency............................................................53
   Section 4.03    Reports....................................................................................54
   Section 4.04    Compliance Certificate.....................................................................55
   Section 4.05    Taxes......................................................................................55
   Section 4.06    Stay, Extension and Usury Laws.............................................................55
   Section 4.07    Restricted Payments........................................................................55
   Section 4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries.............................59
   Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.................................60
   Section 4.10    Asset Sales................................................................................62

   Section 4.11    Transactions with Affiliates...............................................................64
   Section 4.12    Liens......................................................................................65
   Section 4.13    Line of Business...........................................................................65
   Section 4.14    Offer to Repurchase Upon Change of Control.................................................65
   Section 4.15    Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries..............67
   Section 4.16    Advances to Restricted Subsidiaries........................................................67
   Section 4.17    Payments for Consent.......................................................................67
   Section 4.18    Additional Subsidiary Guarantees and Liens.................................................68
   Section 4.19    Failure to Deliver Security Documents; Increased Interest Rate.............................69
   Section 4.20    Further Assurances; Collateral Inspections and Reports; Costs
                   and Indemnification........................................................................69

                                   ARTICLE 5.
                                   SUCCESSORS

   Section 5.01    Merger, Consolidation, or Sale of Assets...................................................71
   Section 5.02    Successor Corporation Substituted..........................................................71

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

   Section 6.01    Events of Default..........................................................................72
   Section 6.02    Acceleration...............................................................................74
   Section 6.03    Other Remedies.............................................................................74
   Section 6.04    Waiver of Past Defaults....................................................................75
   Section 6.05    Control by Majority........................................................................75
   Section 6.06    Limitation on Suits........................................................................75
   Section 6.07    Rights of Holders of Notes to Receive Payment..............................................76
   Section 6.08    Collection Suit by Trustee.................................................................76
   Section 6.09    Trustee May File Proofs of Claim...........................................................76
   Section 6.10    Priorities.................................................................................76
   Section 6.11    Undertaking for Costs......................................................................77

                                   ARTICLE 7.
                                     TRUSTEE

   Section 7.01    Duties of Trustee..........................................................................77
   Section 7.02    Rights of Trustee..........................................................................78
   Section 7.03    Individual Rights of Trustee...............................................................78
   Section 7.04    Trustee's Disclaimer.......................................................................79
   Section 7.05    Notice of Defaults.........................................................................79
   Section 7.06    Reports by Trustee to Holders of the Notes.................................................79
   Section 7.07    Compensation and Indemnity.................................................................79
   Section 7.08    Replacement of Trustee.....................................................................80
   Section 7.09    Successor Trustee by Merger, etc...........................................................81
   Section 7.10    Eligibility; Disqualification..............................................................81
   Section 7.11    Preferential Collection of Claims Against Company..........................................81

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance...................................81
   Section 8.02    Legal Defeasance and Discharge.............................................................81
   Section 8.03    Covenant Defeasance........................................................................82
   Section 8.04    Conditions to Legal or Covenant Defeasance.................................................82

   Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other
                   Miscellaneous Provisions...................................................................84
   Section 8.06    Repayment to Company.......................................................................84
   Section 8.07    Reinstatement..............................................................................84

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

   Section 9.01    Without Consent of Holders of Notes........................................................85
   Section 9.02    With Consent of Holders of Notes...........................................................86
   Section 9.03    Compliance with Trust Indenture Act........................................................87
   Section 9.04    Revocation and Effect of Consents..........................................................87
   Section 9.05    Notation on or Exchange of Notes...........................................................88
   Section 9.06    Trustee to Sign Amendments, etc............................................................88

                                   ARTICLE 10.
                                 NOTE GUARANTEES

   Section 10.01   Guarantee..................................................................................88
   Section 10.02   Limitation on Guarantor Liability..........................................................89
   Section 10.03   Execution and Delivery of Subsidiary Guarantee.............................................89
   Section 10.04   Guarantors May Consolidate, etc., on Certain Terms.........................................90
   Section 10.05   Releases Following Sale of Assets..........................................................91

                                   ARTICLE 11.
                           SATISFACTION AND DISCHARGE

   Section 11.01   Satisfaction and Discharge.................................................................91
   Section 11.02   Application of Trust Money.................................................................92

                                   ARTICLE 12.
                      COLLATERAL SHARING WITH PARITY LIENS

   Section 12.01   Prerequisites to incurring Parity Lien Debt................................................92
   Section 12.02   Equal and Ratable Lien Sharing by Holders of Notes and
                   Holders of Parity Lien Debt................................................................94
   Section 12.03   Enforcement................................................................................94
   Section 12.04   Amendment..................................................................................94

                                   ARTICLE 13.
                      INTERCREDITOR PROVISIONS RELATING TO
                         WORKING CAPITAL FACILITY LIENS

   Section 13.01   Agreement between the Collateral Agent and Credit Facility Agent...........................95
   Section 13.02   Equal and Ratable Sharing of Liens on Foreign Subsidiary Collateral........................96
   Section 13.03   Disclaimer of Consensual Liens.............................................................96
   Section 13.04   Notice of Intent to Foreclose..............................................................97
   Section 13.05   Consent to License to Use Intellectual Property; Access to
                   Information; Access to Real Property to Process and Sell Inventory.........................98
   Section 13.06   Complete Agreement........................................................................100
   Section 13.07   No Subrogation, Marshalling or Duty.......................................................100
   Section 13.08   Limitation on Certain Relief, Defenses and Damage Claims..................................100
   Section 13.09   Amendment; Waiver.........................................................................101
   Section 13.10   Enforcement...............................................................................101
   Section 13.11   Relative Rights...........................................................................102

                                   ARTICLE 14.
                             COLLATERAL AND SECURITY

   Section 14.01   Security Documents........................................................................102
   Section 14.02   Collateral Agent..........................................................................103
   Section 14.03   Authorization of Actions to Be Taken......................................................104
   Section 14.04   Release of Note Liens.....................................................................104

                                   ARTICLE 15.
                                  MISCELLANEOUS

   Section 15.01   Trust Indenture Act Controls..............................................................106
   Section 15.02   Notices...................................................................................106
   Section 15.03   Communication by Holders of Notes with Other Holders of Notes.............................107
   Section 15.04   Certificate and Opinion as to Conditions Precedent........................................107
   Section 15.05   Statements Required in Certificate or Opinion.............................................108
   Section 15.06   Rules by Trustee and Agents...............................................................108
   Section 15.07   No Personal Liability of Directors, Officers, Employees and Stockholders..................108
   Section 15.08   Governing Law.............................................................................108
   Section 15.09   No Adverse Interpretation of Other Agreements.............................................108
   Section 15.10   Successors................................................................................109
   Section 15.11   Severability..............................................................................109
   Section 15.12   Counterpart Originals.....................................................................109
   Section 15.13   Table of Contents, Headings, etc..........................................................109

                                    EXHIBITS

Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF NOTE GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE
Exhibit G    FORM OF INTERCOMPANY NOTE

     INDENTURE dated as of March 19, 2003 among Hexcel Corporation, a Delaware corporation (the "COMPANY"), the Guarantors (as defined) and Wells Fargo Bank Minnesota, National Association, as trustee (the "TRUSTEE").

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 9.875% Senior Secured Notes due 2008 (the "NOTES"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01  DEFINITIONS.

     "144A GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "ADDITIONAL NOTES" means an unlimited amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and
4.09 hereof, as part of the same series as the Initial Notes.

     "AFFILIATE" means:

          (1) any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person; or

          (2) any other person who is a director or officer (A) of such specified person, (B) of any Subsidiary of such specified person or (C) of any person described in clause (1).

     For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.10 and Section
4.11 only, "affiliate" shall also mean any beneficial owner of capital stock representing 10% or more of the total voting power of the voting stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such capital stock (whether or not currently exercisable) and any person who would be an affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "ASSET SALE" means any direct or indirect sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers, conveyances or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) involving an amount in excess of $3.0 million other than:

          (1) a disposition by a Restricted Subsidiary to the Company, by the Company or a Restricted Subsidiary to a Restricted Subsidiary or between Restricted Subsidiaries;

          (2) a disposition of property or assets at fair market value in the ordinary course of business and consistent with past practices of the Company or any of its Restricted Subsidiaries, as applicable (including sales of products to customers, disposition of excess inventory and dispositions of used or replaced equipment);

          (3) the disposition or grant of licenses to third parties in respect of intellectual property;

          (4) a sale or disposition of assets for the purpose of forming any Joint Venture, in exchange for an interest in such Joint Venture;

          (5) the sale or other disposition of Equity Interests held by the Company on the date hereof in Asahi-Schwebel Co., Ltd.;

          (6) the sale of Specified Properties;

          (7) a disposition by the Company or any Subsidiary of assets within 24 months after such assets were directly or indirectly acquired as part of an acquisition of other properties or assets (including Capital Stock) (the "PRIMARY ACQUISITION"), if the assets being disposed of are "non-core" assets (as determined in good faith by a majority of the Board of Directors) or are required to be disposed of pursuant to any law, rule or regulation or any order of or settlement with any court or governmental authority, and the proceeds therefrom are used within 18 months after the date of sale to repay any Indebtedness Incurred in connection with the Primary Acquisition of such assets;

          (8) for purposes of Section 4.10 only, a disposition that constitutes a Restricted Payment permitted by Section 4.07; or

          (9) an Asset Sale that also constitutes a Change of Control; PROVIDED, HOWEVER, that the Company complies with Section 4.14.

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "Person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "Person" will be deemed to have beneficial ownership of all securities that such "Person" has the right to acquire by conversion or exercise of other securities, whether or not such right is exercisable immediately. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "BOARD OF DIRECTORS" means the board of directors of the Company or any committee thereof duly authorized to act on behalf thereof.

     "BORROWING BASE" means, as of any date, an amount equal to:

          (1) 85% of the face amount of all accounts receivable owned by the Company and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 180 days past due; PLUS

          (2) 85% of the then most recently reported net book value of all inventory owned by the Company and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date; PROVIDED that the amount of this clause (2) shall not exceed 55% of the Borrowing Base on any date of calculation.

     "BROKER-DEALER" has the meaning set forth in the Exchange Registration Rights Agreement.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP. The Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "CAPITAL STOCK" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH EQUIVALENTS" means:

          (1) United States dollars;

          (2) investments in U.S. government obligations;

          (3) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $50.0 million (or the U.S. dollar equivalent thereof) and whose long-term debt is rated "A-" or higher (or such equivalent rating), at the time as of which any investment therein is made, by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act);

          (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (2) above entered into with a bank meeting the qualifications described in clause (3) above, at the time as of which any investment therein is made;

          (5) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and

          (6) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at the time as of which any investment therein is made at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "CLEARSTREAM" means Clearstream Banking, S.A.

     "CHANGE OF CONTROL" events are:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders, becomes the Beneficial Owner of more than 40% of the total voting power of Voting Stock of the Company; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) in the aggregate a lesser percentage of the total voting power of Voting Stock of the Company than the other Person and do not have the right or ability to elect or designate for election a majority of the Board of Directors;

          (4) during any period of two consecutive years, individuals who at the beginning of that period constituted the Board of Directors, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved under the Governance Agreement, the Stockholders Agreement or by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office; or

          (5) the merger or consolidation of the Company with or into another Person other than a Permitted Holder, or the merger of another Person other than a Permitted Holder with the Company, and in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to the transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to the transaction, the securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after the transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

     "CLARK-SCHWEBEL LEASE" means the Lease Agreement dated as of September 15, 1998 between CSI Leasing Trust, William J. Wade and the Company CS Corporation.

     "COLLATERAL" means property in which the Company or any other Obligor now or hereafter has rights (or the power to transfer a security interest) that is subject to a Note Lien.

     "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement dated March 19, 2003 among the Company, the Joint Collateral Agent, the Trustee and the representatives of Parity Lien Debt.

     "COMPANY" means the issuer, and any and all successors thereto.

          "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall calculated after giving effect on a pro forma basis to (a) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (b) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets requiring an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term as at the date of determination in excess of 12 months).

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of, without duplication:

          (1) total interest expense of the Company and its consolidated Restricted Subsidiaries for such period, including, to the extent not otherwise included in such interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries in such period, without duplication:

              (a) interest expense attributable to Capital Lease Obligations;

              (b) amortization of debt discount and debt issuance cost;

              (c) amortization of capitalized interest;

              (d) non-cash interest expense;

              (e) accrued interest;

              (f) amortization of commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

              (g) interest actually paid by the Company or any such Restricted Subsidiary under any guarantee of Indebtedness of any other Person; and

              (h) net payments, if any, made pursuant to interest rate protection agreements (including amortization of fees);

          (2) preferred stock dividends paid during such period in respect of all preferred stock of Restricted Subsidiaries of the Company held by Persons other than the Company; and

          (3) cash contributions made during such period to any employee stock ownership plan or other trust for the benefit of employees to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust to purchase Capital Stock of the Company.

          Notwithstanding the foregoing, in no event will:

          (1) any non-cash dividends or distributions payable on the Company's Convertible Preferred Stock; or

          (2) the accretion or amortization of original issue discount on the Company's Series B Convertible Preferred Stock,

     be included in the calculation of Consolidated Interest Expense.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

          (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

              (a) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

              (b) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

              (a) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

              (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (3) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (4) any extraordinary gain or loss;

          (5) cumulative effect of a change in accounting principles;

          (6) compensation expense related to the issuance of stock incentives pursuant to the Plans;

          (7) gains or losses from the early retirement or extinguishment of Indebtedness; and

          (8) restructuring charges, write-downs and reserves (to the extent not included in clause (4) above) taken by the Company or its Restricted Subsidiaries prior to December 31, 2003 pursuant to the Restructuring Plan, PROVIDED that, the aggregate amount of any such charges, write-downs or reserves shall not in the aggregate exceed $7.5 million and any charges paid in excess of such amount or after December 31, 2003 shall be included in the calculation of Consolidated Net Income for the period when such charges are paid.

     Notwithstanding the foregoing, for the purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

     "CONVERTIBLE PREFERRED STOCK" means the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

     "CORPORATE TRUST OFFICE OF THE TRUSTEE" will be at the address of the Trustee specified in Section 15.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "CREDIT FACILITIES" means:

          (1) one or more credit agreements, loan agreements, indentures or similar agreements providing for working capital advances, term loans, notes, letter of credit facilities or similar advances, loans, notes or facilities to the Company, any Restricted Subsidiary, domestic or foreign, or any or all of such persons, including, without limitation, the New Senior Credit Facility, as the same may be amended, modified, restated or supplemented from time to time, or any other indebtedness referred to in clauses (1) or (2) of the second paragraph of Section 4.09; and

          (2) any one or more agreements governing advances, notes, loans or facilities provided to refund, refinance, replace or renew (including subsequent or successive refundings, financings, replacements and renewals) Indebtedness under the agreement or agreements referred to in the foregoing clause (1), as the same may be amended, modified, restated or supplemented from time to time.

     "CREDIT FACILITY AGENT" means, at any time in respect of any Qualified Credit Facility, the administrative agent, collateral agent or collateral trustee for holders of Obligations under such Qualified Credit Facility which holds the Liens securing such Obligations.

     "CREDIT FACILITY COLLATERAL" means, at any time in respect of any Qualified Credit Facility:

          (1) inventory (as defined in Article 9 of the New York Uniform Commercial Code), whether now owned or hereafter acquired, and the cash and non-cash proceeds thereof, and all rights under any existing or future policy of property loss or casualty insurance on such inventory, together with the cash proceeds thereof;

          (2) accounts (as defined in Article 9 of the New York Uniform Commercial Code), whether now existing or hereafter arising, but only to the extent that such accounts are:

              (a) rights to payment for goods sold or services rendered (whether or not such goods or services conform to the contract), or

              (b) rights to payment for goods to be sold or services to be rendered, but only, at any time, to the extent inventory (whether consisting of raw materials, work-in-process or finished goods) is then on hand that may, upon completion of manufacture, be delivered for such sale, in the case of each of paragraphs (1) and (2), together with all rights under the contract for such sale relating to or affecting the creation or collection of such account or the completion or sale of such inventory, together with all Liens, letters of credit, guarantees and other obligations securing or supporting such accounts, together with the cash and non-cash proceeds thereof;

          (3) money, deposit accounts (as defined in Article 9 of the New York Uniform Commercial Code) and deposits therein and Cash Equivalents, except
     (i) the Asset Sale Proceeds Account and deposits therein and (ii) money, deposit accounts, deposits and Cash Equivalents (whether held directly or in securities accounts) constituting identifiable proceeds of Collateral; and

          (4) property of a Foreign Subsidiary owned by a Foreign Subsidiary, whenever held, acquired or arising, but only if and to the extent securing Indebtedness permitted by clause (2) of the second paragraph under
     Section 4.09.

     "CREDIT FACILITY INDEBTEDNESS" means any and all Indebtedness and other amounts payable under or in respect of the Credit Facilities including principal, premium (if any), interest (including interest accruing at the contract rate specified in the Credit Facilities (including any rate applicable upon default) on or after the filing of any petition in bankruptcy, or the commencement of any similar state, federal or foreign reorganization or liquidation proceeding, relating to the Company and interest that would accrue but for the commencement of such proceeding whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "CREDIT FACILITY OBLIGATIONS" means Indebtedness under a Qualified
Credit Facility permitted to be incurred under clauses (1), (2) or (11) of the second paragraph under Section 4.09 and other Obligations (not constituting Indebtedness) under such Credit Facility (which may, but need not, include Hedging Obligations and obligations under deposit account services agreements and cash management contracts with any lender that is or at any time was party to such Credit Facility or any of its Affiliates).

     "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (3) is mandatorily redeemable or must be purchased, upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes under Sections 3.09, 4.10 and 4.14 and (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto; and PROVIDED, FURTHER, HOWEVER, that Company's Convertible Preferred Stock shall note be deemed to be Disqualified Stock.

     "DOMESTIC FOREIGN HOLDING COMPANY" means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia that owns, directly or indirectly, the stock of one or more Foreign Subsidiaries; PROVIDED that the fair market value of the gross assets of such Subsidiary (not including the portion of such fair market value which is attributable to (x) the stock of any Foreign Subsidiary owned, directly or indirectly, by such Subsidiary and (y) any asset held directly by such Subsidiary for less than 31 calendar days) does not exceed $1.0 million.

     "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company; PROVIDED, HOWEVER, that a Domestic Foreign Holding Company shall not constitute a Domestic Subsidiary.

     "EBITDA" for any period for any Person means the sum of Consolidated Net Income PLUS, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of such Person and its consolidated Restricted Subsidiaries for such period;

          (2) Consolidated Interest Expense for such period;

          (3) depreciation expense and amortization expense of such Person and its consolidated Restricted Subsidiaries for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

          (4) all other non-cash items of such Person and its consolidated Restricted Subsidiaries for such period (including any amounts recorded as compensation expense related to the issuance of stock incentives pursuant to the Plans but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) reducing Consolidated Net Income less all non-cash items increasing Consolidated Net Income for such period.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "ENVIRONMENTAL LAWS" means any all applicable federal, regional, state, county and local laws, statutes, codes, ordinances, rules, regulations, directives, binding policies, permits, orders, decrees, directives and judgments (including common law) that govern or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Materials, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including protection of the health and safety of employees.

     "EQUALLY AND RATABLY" means:

          (1) in reference to sharing of Liens upon Foreign Subsidiary Collateral or proceeds thereof as between the holders of Credit Facility Obligations under a Qualified Credit Facility, on the one hand, and holders of Note Obligations and Parity Lien Obligations, on the other hand, that:

              (a) such Liens and proceeds shall be allocated and distributed first to the Credit Facility Agent for account of the holders of Indebtedness constituting Credit Facility Obligations under the Qualified Credit Facility, on the one hand, and to the Joint Collateral Agent for account of the Holders of Notes and all Parity Lien Debt (if any), on the other hand, ratably in proportion to the Credit Facility Obligations included in the Credit Facilities Sharing Amount, outstanding on the Sharing Ratio Determination Date, on the one hand, and the principal of and interest and premium (if any) on the Notes and all other Parity Lien Debt, outstanding on the Sharing Ratio Determination Date, on the other hand;

              (i) and if, giving effect to payments of any such principal, interest and premium from any other source:

                  (x) an amount sufficient to pay in full the Credit Facility
              Obligations included in the Credit Facility Sharing Amount has been so allocated and distributed to the Credit Facility Agent but any principal, interest or premium remains outstanding on the Notes or Parity Lien Debt, then thereafter such Liens and proceeds shall next be allocated and distributed exclusively to the Joint Collateral Agent for account of the Holders of Notes and Parity Lien Debt in an amount sufficient to pay in full all the remaining principal, interest and premium outstanding on the Notes and Parity Lien Debt; and

                  (y) an amount sufficient to pay in full the principal,
              interest and premium of the Notes and Parity Lien Debt has been so allocated and distributed to the Joint Collateral Agent but any Credit Facility Obligations included in the Credit Facility Sharing Amount remain outstanding, then thereafter such Liens and proceeds shall next be allocated and distributed exclusively to the Credit Facility Agent for account of the holders of such Credit Facility Obligations included in the Credit Facility Sharing Amount in an amount sufficient to pay in full all remaining principal, interest and premium outstanding on such Credit Facility Obligations; and thereafter;

              (b) such Liens and proceeds (if any remain after payment in full of all Credit Facility Obligations included in the Credit Facility Sharing Amount and all of the principal of and interest and premium on the Notes and all Parity Lien Debt) shall be allocated and distributed to the Credit Facility Agent for account of the holders of any remaining Credit Facility Obligations under the Qualified Credit Facility, on the one hand, and to the Joint Collateral Agent for account of the holders of any remaining Note Obligations and Parity Lien Obligations, on the other hand, ratably in proportion to the aggregate unpaid amount of such remaining Credit Facility Obligations under the Qualified Credit Facility due and demanded (with written notice to the Credit Facility Agent, the Trustee and the Joint Collateral Agent) prior to the date such distribution is made, on the one hand, and the aggregate unpaid amount of such remaining Note Obligations and Parity Lien Obligations due and demanded (with written notice to the Credit Facility Agent, the Trustee and the Joint Collateral Agent) prior to the date such distribution is made, on the other hand; and

          (2) in reference to sharing of any Liens, guarantees, supporting obligations or loss sharing rights or proceeds thereof as between the holders of Note Obligations, on the one hand, and Parity Lien Obligations, on the other hand, that such Liens, guarantees, supporting obligations or loss sharing rights or proceeds:

              (a) shall be allocated and distributed first to the Trustee for account of the Holders of Notes, on the one hand, and to an agent or representative appointed by and acting as paying agent for the holders of Parity Lien Debt, on the other hand, ratably in proportion to the principal of and interest and premium (if any) outstanding on the Notes when the allocation or distribution is made, on the one hand, and the principal of and interest and premium (if any) outstanding on the Parity Lien Debt when the allocation or distribution is made, on the other hand; and thereafter

              (b) shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest and premium on the Notes and the Parity Lien Debt) to the Trustee for account of the holders of any remaining Note Obligations, on the one hand, and to such paying agent for account of the holders of any remaining Parity Lien Obligations, on the other hand, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations due and demanded (with written notice to the Trustee and the Joint Collateral Agent) prior to the date such distribution is made, on the one hand, and the aggregate unpaid amount of such remaining Parity Lien Obligations due and demanded (with written notice to the Trustee and the Joint Collateral Agent) prior to the date such distribution is made, on the other hand.

     For the purposes of clause (1) in this definition, (A) the "Credit Facility Sharing Amount" shall consist solely of reimbursement obligations in respect of letters of credit that are outstanding on the Sharing

Rate Determination Date, the principal of and interest and premium (if any) of Indebtedness, including the amount of any unfunded revolver commitments that are funded within 30 calendar days of the Sharing Rate Determination Date, constituting Credit Facility Obligations under a Qualified Credit Facility and Hedging Obligations (included at the termination value thereof) and Obligations under deposit account services agreements and cash management contracts with any lender that is or at any time was party to such Qualified Credit Facility or any of its Affiliates; and (B) the "Sharing Ratio Determination Date" shall be the 30th day following the earliest date on which the Indebtedness under the Qualified Credit Facility has first become due and payable in full, the Notes have first become due and payable in full, or any Parity Lien Debt has first become due and payable in full, in each case at maturity, by acceleration or otherwise PROVIDED, HOWEVER, that in the event that any Hedging Obligation is terminated within five business days after the earliest such date, the Sharing Ratio Determination Date for such Hedging Obligation shall be such termination date otherwise it shall be the earliest such date.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EQUITY OFFERING" means an offering of common stock of the Company pursuant to an effective registration statement under the Securities Act or in a valid private placement.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

     "EXCHANGE OFFER" has the meaning set forth in the Exchange Registration Rights Agreement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Exchange Registration Rights Agreement.

     "EXCHANGE REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of March 19, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

     "EXCLUDED ASSETS" means:

          (1) Credit Facility Collateral;

          (2) any lease of premises used only as office space or to warehouse inventory;

          (3) an equity interest in a joint venture or any holding company holding such equity interest that is not a Subsidiary of the Company, if and for as long as the creation of a lien on such equity interest or the equity interests of such holding company is prohibited by the agreement or agreements governing the joint venture;

          (4) any fee interest in real estate that, in the good faith judgment of the Company, has a fair market value of less than $1.0 million;

          (5) the portion of the voting stock of a Foreign Subsidiary that would, if subjected to the Note Liens, cause the aggregate voting stock of such Foreign Subsidiary subject to the Note Liens to exceed 65% of the aggregate outstanding voting stock of such Foreign Subsidiary, but only if, to the extent that and for as long as the amount exceeding 65% of such voting stock is not subject to any Lien securing any Indebtedness or Obligations other than the Notes and Note Obligations;

          (6) personal property on which by law a perfected security interest cannot be created;

          (7) personal property (such as copyrights, vessels, vehicles or aircraft) as to which a security interest can be created that must be perfected other than by the filing of a financing statement and which has, in the good faith judgment of the Company, an aggregate fair market value, for all such personal property, of less than $1.0 million;

          (8) rights as licensee under any license of patents, trademarks or other intellectual property, if, to the extent that and for as long as the creation of a Note Lien on such rights is prohibited by the agreement granting such license;

          (9) any lease, license, contract, property rights or agreement to which the Company or any Domestic Subsidiary is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Company or any Domestic Subsidiary therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); PROVIDED, HOWEVER, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above;

          (10) any asset subject to a Lien permitted by clause (6), (7) or (9) of the definition of "Permitted Lien;"

          (11) the lease of the Company's existing manufacturing facility located in Gilbert, Arizona until such time as such facility is used by the Company or any of its Subsidiaries in manufacturing operations;

          (12) the Clark-Schwebel Lease and assets subject thereto until such time as all Obligations under the Clark-Schwebel Lease have been relieved and released;

          (13) (i) the Company's unimproved parcel of land located in Livermore, California unless such parcel is not sold pursuant to the Agreement for Purchase and Sale of Real Property and Escrow Instructions dated April 10, 2002, between Hexcel Corporation and Northbrook Homes, LLC, and The DeSilva Group, LLC as amended or as amended and restated and (ii) the Company's manufacturing plant located in Kent, Washington unless such property is not sold prior to December 31, 2003;

          (14) the Company's manufacturing facilities located in Lancaster, Ohio and Clearwater, Florida, and the portion of the Company's manufacturing facility located in Casa Grande, Arizona that is leased by the Company;

          (15) any leases of property (a) entered into in connection with or otherwise resulting from an acquisition by the Company or any Domestic Subsidiary of any Person or assets or (b) entered into in connection with an expansion or extension of the Company's or any Domestic Subsidiary's business and, in the case of clause (a) or (b), that require a landlord's consent to the security interest if despite the Company's commercially reasonable efforts the Company or such Domestic Subsidiary is unable to obtain such consent; PROVIDED, HOWEVER, that any lease resulting from the transfer of leasehold interests or other assets held by the Company or any Domestic Subsidiary that are not Excluded Assets shall not be Excluded Assets by reason of this clause (15);

          (16) the patents and patent applications set forth on Schedule VIII(A) to the Pledge and Security Agreement dated as of March 19, 2003, among the Company, Clark-Schwebel Holding Co., Clark-Schwebel Corporation, Hexcel Pottsville Corporation and HSBC Bank USA;

          (17) the patents and patent applications set forth on Schedule VII(B) to the Pledge and Security Agreement dated as of March 19, 2003, among the Company, Clark-Schwebel Holding Co., Clark-Schwebel Corporation, Hexcel Pottsville Corporation and HSBC Bank USA (the "Restricted Patents"), if and only for so long as the grant of a security interest in any Restricted Patent shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any grantor therein or
     (ii) in a breach or termination pursuant to the terms of, or a default under, any agreement relating to such Restricted Patent (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law) then such Restricted Patent shall not constitute Collateral hereunder; provided, however that the security interest shall attach immediately (and such Restricted Patent shall constitute Collateral hereunder) at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such Restricted Patent that does not result in any of the consequences specified in (i) or (ii); and

          (17) the outstanding voting stock of Clark-Schwebel Holding Corp., CS Tech-Fab Holding, Inc., Hexcel Technologies, Inc. and Clark-Schwebel Corporation.

     "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Senior Credit Facility) in existence on the date hereof, until such amounts are repaid.

     "EXISTING JOINT VENTURES" means:

          (1) Clark-Schwebel Tech-Fab Company;

          (2) BHA Aero Composite Parts, Co., Ltd.

          (3) Asian Composites Manufacturing Sdn Bhd;

          (4) Hexcel-DIC Partnership;

          (5) CS Interglas AG; and

          (6) Asahi-Schwebel Co., Ltd.

     "FINANCING TRANSACTIONS" means:

          (1) the issuance and sale of 77,875 shares of the Company's Series A Convertible Preferred stock and 77,875 shares of the Company's Series B Convertible Preferred Stock to affiliates of Berkshire Partners LLC and Greenbriar Equity Group LLC for approximately $77.9 million in cash (before giving effect to fees and expenses);

          (2) the issuance and sale of 47,125 shares of the Company's Series A Convertible Preferred stock and 47,125 shares of the Company's Series B Convertible Preferred Stock to affiliates of The Goldman Sachs Group, Inc. for approximately $47.1 million in cash (before giving effect to fees and expenses);

          (3) the execution and delivery of the New Senior Credit Facility and satisfaction of all conditions of effectiveness and funding conditions therein set forth; and

          (4) application of the net proceeds the Company receives from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Offering Circular.

     "FOREIGN SUBSIDIARY" means a Subsidiary of the Company that is incorporated in a jurisdiction other than, and the majority of the assets of which are located outside of, the United States, a State thereof and the District of Columbia.

     "FOREIGN SUBSIDIARY COLLATERAL" means:

          (1) equity interests in Foreign Subsidiaries and intercompany loans to and other claims against Foreign Subsidiaries, whenever owned, acquired or arising owned by the Company or any Domestic Subsidiary; and

          (2) property of any Foreign Subsidiary, whenever owned, acquired or arising, except to the extent the same constitutes Credit Facility Collateral.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

     "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

     "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

     "GOVERNANCE AGREEMENT" means the Amended and Restated Governance Agreement dated as of March 19, 2003, among Hexcel, LXH, L.L.C., LXH II, L.L.C., GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG and Stone Street Fund 2000, L.P., as the same may be amended, modified, restated or supplemented from time to time.

     "GOVERNING DOCUMENTS" means, with respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock, as applicable in each relevant jurisdiction.

     "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "GUARANTEE" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "guarantee" shall not include:

          (1) endorsements for collection or deposit in the ordinary course of business; or

          (2) obligations, warranties and indemnities, not with respect to Indebtedness of any person, that have been or are undertaken or made in the ordinary course of business or in connection with any Asset Sale permitted by Section 4.10 and not for the benefit of or in favor of an affiliate of the Company or any of its Subsidiaries.

     The term "guarantee" used as a verb has a corresponding meaning.

     "GUARANTORS" means each of:

          (1) Clark-Schwebel Holding Corp.;

          (2) Clark-Schwebel Corporation;

          (3) CS Tech-Fab Holding, Inc.;

          (4) Hexcel Pottsville Corporation; and

          (5) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns.

     "HAZARDOUS MATERIAL" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, mutagenic, ignitable, corrosive, reactive, toxic, explosive, flammable, infectious, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws or is otherwise defined, listed or identified as a "hazardous waste" or "hazardous substance" (or other similar term) under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, petroleum-derived substances and wastes, urea formaldehyde, polychlorinated biphenyls ("PCBs"), pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and wastewaters.

     "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any interest rate protection agreement or currency exchange protection agreement or other similar agreement or arrangement involving interest rates, currencies, commodities or otherwise.

     "HOLDER" means a Person in whose name a Note is registered.

     "IAI GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "INCUR" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; PROVIDED, FURTHER, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as such amendment, modification or waiver does not:

          (1) increase the principal or premium thereof or interest rate thereon;

          (2) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed; or

          (3) if such Indebtedness is contractually subordinated in right of payment to the Notes or the Subsidiary Guarantees, modify or affect, in any manner adverse to the Holders, such subordination.

The term "Incurrence" when used as a noun shall have a correlative meaning.

     "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of and premium (if any such premium is then due and owing) in respect of (a) Indebtedness of such Person for money borrowed; and (b) Indebtedness evidenced by Notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (2) all Capital Lease Obligations of such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person, or with respect to any Subsidiary of such Person, the liquidation preference with respect to any preferred stock (but excluding, in each case, any accrued dividends);

          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

     For purposes of this definition, the obligation of such Person with respect to the redemption, repayment or repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such stock as if such stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the amount of liability required by GAAP to be accrued or reflected on the most recently published balance sheet of such Person; PROVIDED, HOWEVER, that:

          (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

          (2) Indebtedness shall not include any liability for federal, state, local or other taxes.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "INITIAL NOTES" means the first $125.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

     "INITIAL PURCHASERS" means Goldman, Sachs & Co. and Fleet Securities, Inc.

     "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "INTERCREDITOR AGREEMENT" means the Intercreditor and Agency Agreement dated the date hereof among the Joint Collateral Agent, the Trustee, Fleet Capital Corporation as the Administrative Agent for the lenders and Fleet Capital Corporation as Intercreditor Agent and Security Trustee (as such agreement may be amended, modified, supplemented or restated).

     "INVESTMENT" by any Person in any other Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such former Person) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such latter Person that are or would be classified as investments on a balance sheet of such former Person prepared in accordance with GAAP. In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its fair market value at the time of such Investment (unless otherwise specified in this definition), as determined in good faith by the Board of Directors. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.07,

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "JOINDER AGREEMENT" means the Joinder Agreement substantially in the form of Exhibit A to the Collateral Agency Agreement.

     "JOINT COLLATERAL AGENT" means a bank or trust company that:

          (1) is authorized to exercise corporate trust powers;

          (2) is reasonably satisfactory to the Trustee; and

          (3) has been appointed by the Company and has agreed, pursuant to a Joint Collateral Agent Undertaking, to act as collateral agent for the equal and ratable benefit of all present and future Holders of Notes and Parity Lien Debt, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and Parity Lien Obligations, in its capacity as such collateral agent, and any successor in such capacity. The Joint Collateral Agent shall initially be HSBC Bank USA.

     "JOINT COLLATERAL AGENT UNDERTAKING" means a declaration of trust for a collateral trust, a collateral trust agreement or a collateral agency agreement executed and delivered by the Company and the Joint Collateral Agent on customary terms reasonably satisfactory to the Trustee, which shall include assumption by the Joint Collateral Agent of all of the obligations of the Joint Collateral Agent set forth in or arising under this Indenture.

     "JOINT VENTURE" means the Existing Joint Ventures, and any other joint venture, partnership or other similar arrangement whether in corporate, partnership or other legal form which is formed by the Company or any Restricted Subsidiary and one or more Persons which own, operate or service a Permitted Business.

     "JOINT VENTURE SUBSIDIARY" means a Restricted Subsidiary formed by the Company or any Restricted Subsidiary and one or more Persons which own, operate or service a Permitted Business.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "MAJORITY LENDERS" means, at any time in respect of any Qualified Credit Facility, lenders party thereto then holding or committed to provide at least a majority in principal amount of the aggregate loans, letters of credit and other extensions of credit outstanding or committed thereunder.

     "MATERIAL DOMESTIC SUBSIDIARY" means as at any date of determination, any Domestic Subsidiary whose gross assets have a fair market value exceeding $100,000; PROVIDED, HOWEVER, that no value shall be attributed to any equity interest in Joint Ventures.

     "NET AVAILABLE CASH" from an Asset Sale means the aggregate amount of cash received in respect of an Asset Sale (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of:

          (1) all legal, accounting, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or Joint Ventures as a result of such Asset Sale;

          (4) any amount of cash required to be placed in escrow by one or more parties to a transaction relating to contingent liabilities associated with an Asset Sale until such cash is released to the Company or a Restricted Subsidiary; and

          (5) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sales, all as determined in conformity with GAAP, retained by the Company or any Restricted Subsidiary after such Asset Sale.

     "NET CASH PROCEEDS" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, printing costs, underwriters' or placement agents' fees, discounts or commissions and brokerage, stock exchange listing fees, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "NEW SENIOR CREDIT FACILITY" means that certain Credit Agreement, by and among the Company, Fleet Capital Corporation and Fleet Capital Corporation, as Administrative Agent and Fronting Bank, Fleet National Bank, London U.K. branch, as Fronting Bank and Issuing Bank, Fleet National Bank, as Issuing Bank and Fleet Securities, Inc., as Lead Arranger, providing for up to $115.0 million of revolving credit borrowings and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "NON-MATERIAL DOMESTIC SUBSIDIARY" means a Domestic Subsidiary that is not a Material Domestic Subsidiary.

     "NON-RECOURSE DEBT" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "NON-U.S. PERSON" means a Person who is not a U.S. Person.

     "NOTE DOCUMENTS" means this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, Joint Collateral Undertaking and each Intercreditor Agreement.

     "NOTE LIEN" means, to the extent securing Note Obligations, a Lien granted by a Security Document as security for Note Obligations and any Parity Lien Obligations.

     "NOTE OBLIGATIONS" means the Notes (including all Additional Notes), the Subsidiary Guarantees and all other Obligations of any Obligor under the Note Documents.

     "NOTES" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OBLIGOR" means the Company, the Guarantors and each other Subsidiary which has granted the Joint Collateral Agent a Lien upon any of its property as security for any Note Obligations.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 15.05 hereof.

     "OFFERING CIRCULAR" means the offering circular relating to the offering of the Notes, dated March 7, 2003.

     "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 15.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "PARITY LIEN" means, to the extent securing Parity Lien Obligations, a Lien that (a) is granted by a Security Document and held by the Joint Collateral Agent as security for Note Obligations and Parity Lien Obligations and (b) is not subordinated, by contract or pursuant to a judicial order requiring equitable subordination, to any other Lien.

     "PARITY LIEN CREDIT DOCUMENT" means each indenture or other agreement or agreements governing any Parity Lien Debt.

     "PARITY LIEN DEBT" means the principal of and interest and premium (if any) on Indebtedness of the Company (other than Additional Notes) permitted to be incurred if: (x) the condition set forth in the first paragraph of Section 4.09 is satisfied; or (y) such Indebtedness is Permitted Debt permitted to be incurred pursuant to clause (11) of the second paragraph of Section 4.09 and such Indebtedness:

          (1) is guaranteed by each Subsidiary which, on the date of incurrence of such Indebtedness, is obligated as a Guarantor under a Subsidiary Guarantee;

          (2) is secured when incurred, Equally and Ratably with the Notes and all other Parity Lien Debt, by perfected Liens duly granted to the Joint Collateral Agent (or any agent thereof) by the Company and each Guarantor upon all of the Collateral;

          (3) is not subordinated in right of payment to any other Indebtedness of the Company or any such Guarantor;

          (4) matures no earlier than the maturity of the Notes and requires no prepayments, sinking fund payments or offer to purchase (except when, as and to the extent an offer to purchase the Notes is required by the provisions described under Sections 4.10 and 4.14);

          (5) is incurred in a principal amount (net of any original issue discount) which, when added to the principal amount of Notes (including Additional Notes) then outstanding and the outstanding principal amount (or accreted value) of all other Parity Lien Debt then outstanding, does not exceed the greatest of:

              (a) $135.0 million;

              (b) 65% of the then most recently reported net book value of assets of the Company and its Domestic Subsidiaries that are accounted for on its consolidated balance sheet as "Property, plant and equipment," after giving pro forma effect to the use of proceeds from such Incurrence of Indebtedness; and

              (c) 65% of the gross orderly liquidation value of the then most recently reported net book value of assets of the Company and its Domestic Subsidiaries that are accounted for on its consolidated balance sheet as "Property, plant and equipment," as most recently determined and reported to the Collateral Agent by an independent appraiser of recognized standing selected by the Company, after giving pro forma effect to the use of proceeds from such Incurrence of Indebtedness;

          (6) is governed by an indenture or agreement which provides (for the enforceable benefit of the Trustee and Holders of Notes) that all Obligations in respect of the Notes and Parity Lien Debt shall be and are secured Equally and Ratably by all liens, guarantees, supporting obligations and loss sharing rights at any time granted by the Company or any Subsidiary or any other Person as security for such debt or any Obligations in respect of such Indebtedness, whether or not otherwise constituting Collateral, that all such liens, guarantees, supporting obligations and loss sharing rights are transferred to the Joint Collateral Agent and shall be enforceable by the Joint Collateral Agent, and that the holders of such Indebtedness and Obligations in respect of such Indebtedness consent to and direct the Joint Collateral Agent to perform its obligations under Sections 12.02 and Article 13; and

          (7) is designated by the Company, in an Officers' Certificate delivered to the Trustee on or before the date of incurrence of such Indebtedness, as Parity Lien Debt for the purposes of this Indenture.

     "PARITY LIEN OBLIGATIONS" means Parity Lien Debt and all other Obligations of any Obligor under each indenture or agreement governing, securing or relating to any Parity Lien Debt.

     "PARITY LIEN REPRESENTATIVE" means the representatives of the holders of Parity Lien Debt who become a party to the Collateral Agency Agreement.

     "PERMITTED BUSINESS" means any business conducted by the Company and its Restricted Subsidiaries on the issue date and any business reasonably related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the issue date.

     "PERMITTED HOLDERS" means:

          (1) The Goldman Sachs Group, Inc.;

          (2) Greenbriar Equity Group, LLC;

          (3) Berkshire Partners, LLC; and

          (4) any Affiliate of any Person described in clauses (1)-(3) above.

     "PERMITTED INVESTMENTS" means an Investment:

          (1) in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Permitted Business;

          (2) in another Person, if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Permitted Business;

          (3) in Cash Equivalents;

          (4) in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) in loans or advances to officers, directors or employees of the Company or any of its Subsidiaries for travel, transportation, entertainment, and moving and other relocation expenses and other business expenses that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) in loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, as the case may be;

          (7) in stock, obligations or securities received:

              (a) in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary;

              (b) in satisfaction of judgments; or

              (c) as consideration in connection with an Asset Sale permitted pursuant to Section 4.10; and

          (8) deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person.

     "PERMITTED LIENS" means:

          (1) Note Liens;

          (2) Parity Liens securing Parity Lien Debt;

          (3) Liens on Credit Facility Collateral securing Credit Facility Obligations;

          (4) Liens on any Foreign Subsidiary Collateral securing Credit Facility Obligations, but only if the Joint Collateral Agent has been granted valid, enforceable and perfected Liens upon such Foreign Subsidiary Collateral Equally and Ratably securing the Note Obligations and any Parity Lien Obligations;

          (5) Liens in favor of the Company or its Restricted Subsidiaries;

          (6) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

          (7) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

          (8) Liens to secure the performance of statutory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

          (9) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (8) of the second paragraph of Section 4.09 covering only the assets acquired with such Indebtedness;

          (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (11) Liens granted to the Trustee as security for Note Obligations;

          (12) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

          (13) Liens Incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding; and

          (14) Liens on property of a Foreign Subsidiary owned by a Foreign Subsidiary, whenever held, acquired or arising, but only if and to the extent securing Indebtedness permitted by clause (2) of the second paragraph under Section 4.09.

     "PERMITTED PRIOR LIENS" means (a) Liens described in clauses (6), (7) or
(9) of the definition of "Permitted Liens" and (b) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

     "PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Permitted Refinancing Indebtedness; PROVIDED, HOWEVER, that:

          (1) the Permitted Refinancing Indebtedness has Stated Maturity no earlier than any Stated Maturity of the Indebtedness being refinanced;

          (2) the Permitted Refinancing Indebtedness has an Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; and

          (3) such Permitted Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) either the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) of the Indebtedness being refinanced (including, with respect to both the Permitted Refinancing Indebtedness and the Indebtedness being refinanced, amounts then outstanding and amounts available thereunder) or, if the Indebtedness being refinanced is the Capital Lease Obligation entered into on or about September 15, 1998, the aggregate purchase price of the property subject thereto, PLUS (y) unpaid interest, prepayment penalties, redemption premiums, defeasance costs, fees, expenses and other amounts owing with respect thereto, PLUS reasonable financing fees and other reasonable out-of-pocket expenses Incurred in connection therewith;

PROVIDED, FURTHER, HOWEVER, that Permitted Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that refinances Indebtedness of the Company.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "PLANS" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Subsidiary, or any successor thereof and "Plan" shall have a correlative meaning.

     "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "QUALIFIED CREDIT FACILITY" means a Credit Facility:

          (1) which is governed by an agreement that provides for the enforceable benefit of the Holders of Notes, Trustee, Joint Collateral Agent and holders of Parity Lien Debt, as third party beneficiaries thereof, that:

              (a) all Liens on property described in clause (1) of the definition of Foreign Subsidiary Collateral and proceeds thereof at any time securing any Obligations under such Credit Facility shall secure Equally and Ratably the Obligations under such Credit Facility and all Note Obligations and Parity Lien Obligations;

              (b) all Liens on property described in clause (2) of the definition of Foreign Subsidiary Collateral and the proceeds thereof at any time securing any domestic U.S. commitments and borrowings under such Credit Facility shall secure Equally and Ratably the Obligations under such Credit Facility and all Note Obligations and Parity Lien Obligations;

              (c) the agent or representative holding the Liens securing Obligations under such Credit Facility shall be bound by and shall perform each of the obligations of the Credit Facility Agent as set forth Article 13; and

          (2) in respect of which the agent or representative holding the Liens securing Obligations under such Credit Facility has delivered to the Trustee and the Joint Collateral Agent:

              (a) written notice (that has not been withdrawn by such agent or representative) certifying that such Credit Facility is a Qualified Credit Facility and that such agent or representative is bound by and will perform the obligations of the Credit Facility Agent; and

              (b) if any other Credit Facility Agent previously delivered such notice and certification in respect of any predecessor Credit Facility, an instrument reasonably satisfactory to the Trustee and the Joint Collateral Agent signed by such previous Credit Facility Agent withdrawing the previous notice and certification and forever renouncing and discharging all rights and benefits under this Indenture that otherwise would have been enforceable by such previous Credit Facility Agent or the holders of Obligations under such previous Credit Facility.

     The New Senior Credit Facility shall constitute a Qualified Credit Facility upon due authorization, execution and delivery by the Administrative Agent thereunder of the Intercreditor Agreement. So long as the New Senior Credit Facility remains outstanding, no other Credit Facility shall become a Qualified Credit Facility unless such Credit Facility is permitted under the terms of the New Senior Credit Facility and this Indenture.

     "REGISTRATION RIGHTS AGREEMENTS" means (1) the Registration Rights Agreement dated March 19, 2003 among the Company, Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Investors LLC, Greenbriar Co-Investment Partners, L.P. and Greenbriar Equity Fund, L.P. and (2) the Amended and Restated Registration Rights Agreement dated March 19, 2003 among the Company, LXH, L.L.C., LXH II, L.L.C., GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG and Stone Street Fund 2000, L.P.

     "REGULATION S" means Regulation S promulgated under the Securities Act.

     "REGULATION S GLOBAL NOTE" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

     "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "RESTRUCTURING PLAN" means the business consolidation and restructuring actions with respect to: (i) the EuroCore rationalization involving the Duxford, England, Welkenraedt, Belgium and Casa Grande, Arizona facilities; (ii) the consolidation and reorganization of carbon weaving and decorative fabric production involving the Decines and Les Avenieres, France facilities; (iii) the consolidation and reorganization of fabric production between the Anderson, South Carolina, Washington, Georgia and Statesville, North Carolina facilities and (iv) equipment relocation to the Salt Lake City, Utah facility.

     "RULE 144" means Rule 144 promulgated under the Securities Act.

     "RULE 144A" means Rule 144A promulgated under the Securities Act.

     "RULE 903" means Rule 903 promulgated under the Securities Act.

     "RULE 904" means Rule 904 promulgated the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "SECURED INDEBTEDNESS" means any Indebtedness of the Company secured by a Lien.

     "SECURED OBLIGATIONS" means Note Obligations, any Parity Lien Obligations and all obligations hereunder or under any other Security Document (including, without limitation, any guarantees of any of the foregoing).

     "SECURED PARTIES" means the Joint Collateral Agent, the Trustee, the Holders from time to time of the Notes, each Parity Lien Representative and each holder from time to time of Parity Lien Debt.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY DOCUMENTS" means the Joint Collateral Undertaking and one or more security agreements, pledge agreements, collateral assignments, mortgages, deed of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Lien upon property (other than Excluded Assets) owned or to be acquired by the Company or such other Obligor in favor of the Joint Collateral Agent or the Trustee for the benefit of the Holders of the Notes (or in favor of an agent of the Joint Collateral Agent or the Trustee), the Subsidiary Guarantees and any other Obligations in respect of the Note Obligations.

     "SENIOR INDEBTEDNESS" means:

          (1) all Credit Facility Indebtedness;

          (2) Indebtedness represented by the Clark-Schwebel Lease; and

          (3) all other Indebtedness of the Company, including interest (including interest accruing at the contract rate specified in the Credit Facilities or the documentation governing such other Indebtedness, as applicable (including any rate applicable upon default) on or after the filing of any petition in bankruptcy, or the commencement of any similar state, federal or foreign reorganization or liquidation proceeding, relating to the Company, whether or not allowed as a claim against the Company in any such proceeding) and fees thereon, whether outstanding on the issue date or thereafter issued or Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes;

          PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company;

          (2) any accounts payable or other liabilities to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

          (3) any Indebtedness, guarantee or obligation of the Company which is subordinate or junior in right of payment in any respect to any other Indebtedness, guarantee or obligation of the Company, including any Subordinated Obligations;

          (4) any obligations with respect to any capital stock; and

          (5) any intercompany Indebtedness of the Company or any Guarantor to the Company or any of its Affiliates.

     "SENIOR SUBORDINATED INDEBTEDNESS" means the Company's 9 3/4% Senior Subordinated Notes due 2009 and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank

PARI PASSU with the 9 3/4% Senior Subordinated Notes due 2009 in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Exchange Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "SPECIAL INTEREST" means all liquidated damages then owing pursuant to the Exchange Registration Rights Agreement.

     "SPECIFIED PROPERTIES" shall mean the Company's manufacturing plants located in Lancaster, Ohio; Livermore, California; Welkenraedt, Belgium; and Lodi, New Jersey and the property referred to as "Plant Three" in Kent, Washington.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of March 19, 2003, among Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Fund V Investment Corp., Berkshire Fund VI Investment Corp., Berkshire Investors LLC, Greenbriar Co-Investment Partners, L.P., Greenbriar Equity Fund, L.P. and the Company.

     "SUBORDINATED NOTES" means the Company's:

          (1) 9 3/4% Senior Subordinated Notes due 2009; and

          (2) 7% Convertible Subordinated Debentures due 2011.

     "SUBORDINATED OBLIGATION" means any Indebtedness of the Company (whether outstanding on the issue date or thereafter Incurred) that is contractually subordinated or junior in right of payment to the Notes pursuant to a written agreement, including the Subordinated Notes.

     "SUBSIDIARY" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "SUBSIDIARY GUARANTEE" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "TRUSTEE" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "UNRESTRICTED SUBSIDIARY" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any capital stock or Indebtedness of, or holds any lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.09 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. PERSON" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or other similar governing entity of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (x) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or scheduled redemption multiplied by the amount of such payment by (y) the sum of all such payments.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02  OTHER DEFINITIONS.

                                                                                             Defined in
        Term                                                                                   Section
        ----                                                                                   -------
        "AFFILIATE TRANSACTION".............................................................    4.11
        "ASSET SALE OFFER"..................................................................    3.09
        "AUTHENTICATION ORDER"..............................................................    2.02
        "CHANGE OF CONTROL OFFER"...........................................................    4.14
        "CHANGE OF CONTROL PAYMENT".........................................................    4.14
        "CHANGE OF CONTROL PAYMENT DATE"....................................................    4.14
        "COVENANT DEFEASANCE"...............................................................    8.03
        "EVENT OF DEFAULT"..................................................................    6.01
        "EXCESS PROCEEDS"...................................................................    4.10
        "INCUR".............................................................................    4.09
        "LEGAL DEFEASANCE"..................................................................    8.02
        "OFFER AMOUNT"......................................................................    3.09
        "OFFER PERIOD"......................................................................    3.09
        "PAYING AGENT"......................................................................    2.03
        "PERMITTED DEBT"....................................................................    4.09
        "PURCHASE DATE".....................................................................    3.09
        "REGISTRAR".........................................................................    2.03
        "RESTRICTED PAYMENTS"...............................................................    4.07

Section 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

     "OBLIGOR" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) "will" shall be interpreted to express a command;

          (6) provisions apply to successive events and transactions; and

          (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01  FORM AND DATING.

     (a) GENERAL. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) GLOBAL NOTES. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (1) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearsteam.

Section 2.02  EXECUTION AND AUTHENTICATION.

     One Officer must sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee will, upon receipt of a written order of the Company signed by two Officers (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount stated in the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03  REGISTRAR AND PAYING AGENT.

     The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04  PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The

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Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05  HOLDER LISTS.

     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06  TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

          (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

          (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

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

          (1) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

          (2) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

              (A)  both:

                   (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                   (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

              (B)  both:

                   (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                   (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (3) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

              (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

              (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

              (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable.

          (4) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

              (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Exchange Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Exchange Registration Rights Agreement;

              (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Exchange Registration Rights Agreement; or

              (D) the Registrar receives the following:

                  (i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                  (ii) if the Holder of such beneficial interest in a
              Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

          Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

          (1) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

              (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

              (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

              (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

              (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

              (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

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

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (2) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

              (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Exchange Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Exchange Registration Rights Agreement;

              (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Exchange Registration Rights Agreement; or

              (D) the Registrar receives the following:

                  (i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                  (ii) if the Holder of such beneficial interest in a
              Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

     (d)  TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

          (1) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

              (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

              (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

              (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

              (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

              (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

              (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

              (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause
          (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (2) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

              (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Exchange Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
          (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Exchange Registration Rights Agreement;

              (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Exchange Registration Rights Agreement; or

              (D) the Registrar receives the following:

                  (i) if the Holder of such Definitive Notes proposes to
              exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                  (ii) if the Holder of such Definitive Notes proposes to
              transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (3) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or
     (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (1) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

              (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

              (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

              (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

              (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Exchange Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Exchange Registration Rights Agreement;

              (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Exchange Registration Rights Agreement; or

              (D)   the Registrar receives the following:

                    (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (ii) if the Holder of such Restricted Definitive Notes
              proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Exchange Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee will authenticate:

          (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

          (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

     (g) LEGENDS. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1) Private Placement Legend.

              (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

              (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2),
          (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (2) GLOBAL NOTE LEGEND. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED

BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

          (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section
     2.02 or at the Registrar's request.

          (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

          (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (5) The Company will not be required:

              (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
          3.02 hereof and ending at the close of business on the day of selection;

              (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

              (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07  REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08  OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10  TEMPORARY NOTES.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01  NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

          (1) the clause of this Indenture pursuant to which the redemption shall occur;

          (2) the redemption date;

          (3) the principal amount of Notes to be redeemed; and

          (4) the redemption price.

Section 3.02  SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

          (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not listed on any national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03  NOTICE OF REDEMPTION.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.

     The notice will identify the Notes to be redeemed and will state:

          (1) the redemption date;

          (2) the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05  DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

     One Business Day prior to the redemption or purchase price date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

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

Section 3.06  NOTES REDEEMED OR PURCHASED IN PART.

     Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07  OPTIONAL REDEMPTION.

     (a) At any time prior to April 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including the original principal amount of any Additional Securities) at a redemption price of 109.875% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings; PROVIDED that:

          (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including the original principal amount of any Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company and its Subsidiaries); and

          (2) the redemption occurs within 120 days after the date of the related Equity Offering.

     (b) Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to April 1, 2006.

     (c) After April 1, 2006, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1, 2006 of the years indicated below:

        YEAR                                         PERCENTAGE
        ----                                         ----------
        2006........................................    104.938%
        2007........................................    102.469%
        2008 and thereafter.........................    100.000%

     (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08  MANDATORY REDEMPTION.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes except as provided under Sections 3.09, 4.10 and 4.14.

Section 3.09  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it will follow the procedures specified below.

     The Asset Sale Offer shall be made to all Holders and all Holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than three Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company will apply all Excess Proceeds (the "OFFER AMOUNT") to the purchase of Notes and such other PARI PASSU Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

          (1) that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

          (2) the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes and other PARI PASSU Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes and other PARI PASSU Indebtedness to be purchased on a PRO RATA basis based on the principal amount of Notes and such other PARI PASSU Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

          (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01  PAYMENT OF NOTES.

     The Company will pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Special Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Exchange Registration Rights Agreement

     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02  MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03  REPORTS.

     (a) Whether or not required by the Commission's rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

              (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and

              (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     (c) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, following the consummation of the Exchange Offer contemplated by the Exchange Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     (d) If, at any time after consummation of the Exchange Offer contemplated by the Exchange Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. the Company agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

     (e) In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with

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the Commission, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04  COMPLIANCE CERTIFICATE.

     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05  TAXES.

     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06  STAY, EXTENSION AND USURY LAWS.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07  RESTRICTED PAYMENTS.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly make a Restricted Payment. "Restricted Payment," with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving

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     such Person) or similar payment to the direct or indirect Holders of its
     Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

(4) the making of any Investment (other than a Permitted Investment) in any Person,

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of
     Section 4.09; and

(3) the aggregate amount of the Restricted Payment and all other Restricted Payments made since the issue date would exceed the sum of, without duplication:

     (a) 50% of the Consolidated Net Income accrued during the period, which will be treated as one accounting period, from the beginning of the fiscal quarter in which the issue date occurs to the end of the most recent fiscal quarter ending at least 45 days before the date of the Restricted Payment, or, in case the Consolidated Net Income is a deficit, less 100% of that deficit; PLUS

     (b) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock, other than Disqualified Stock and other than Capital Stock issued in connection with the Financing Transactions, subsequent to the issue date and on or before the date of the Restricted Payment, other than an issuance or sale to a Subsidiary of the Company or an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees; PLUS

     (c) the amount by which the Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange, other than by a Subsidiary of the Company, subsequent to the issue date and on or before the date of the Restricted Payment, of any

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          Indebtedness of the Company convertible or exchangeable for Capital
          Stock, other than Disqualified Stock, of the Company, less the amount of any cash, or the fair value of any other property, distributed by the Company upon the conversion or exchange; PLUS

     (d) an amount equal to the sum of (x) the net reduction in Investments since the date hereof in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (y) the portion, proportionate to the Company's equity interest in the Subsidiary, of the fair market value of the net assets of an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that this sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made and treated as a Restricted Payment by the Company or any Restricted Subsidiary in the Unrestricted Subsidiary.

          The preceding provisions will not prohibit:

(1) any acquisition of any Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company, other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company, or options, warrants or other rights to purchase the Capital Stock; PROVIDED, HOWEVER, that:

     (a) the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; and

     (b) the Net Cash Proceeds from the sale shall be excluded from clause (3)(b) of the first paragraph of this Section 4.07;

(2) any purchase, repurchase, redemption, defeasance or acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company, other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company, or options, warrants or other rights to purchase the Capital Stock; PROVIDED, HOWEVER, that:

     (a) the purchase, repurchase, redemption, defeasance or acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; and

     (b)  the Net Cash Proceeds from the sale shall be excluded from clause
          (3)(b) of the first paragraph of this Section 4.07;

(3) any purchase, repurchase, redemption, defeasance or acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred under Section 4.09; PROVIDED, HOWEVER, that the Indebtedness:

     (a) shall have a Stated Maturity later than the Stated Maturity of the Notes; and

     (b) shall have a Weighted Average Life to Maturity greater than the remaining Weighted Average Life to Maturity of the Notes;

PROVIDED, FURTHER, HOWEVER, that the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

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(4)  any purchase or redemption of Subordinated Obligations from Net Available
     Cash after application of such Net Available Cash pursuant to the provisions of Section 4.10; PROVIDED, HOWEVER, that the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

(5) so long as no Default shall have occurred and be continuing, or result therefrom, the repurchase at any time by the Company of up to $23.0 million in aggregate principal amount of, and interest on, Subordinated Obligations with the net cash proceeds of the sale by the Company of its Equity Interests in Asahi- Schwebel Co., Ltd. (or the net proceeds from the sale of any securities received by the Company in connection with the sales of Equity Interests in Asahi-Schwebel Co., Ltd.); PROVIDED, HOWEVER, that such repurchases shall be excluded in the calculation of Restricted Payments;

(6) so long as no Default shall have occurred and be continuing, or result therefrom, the repurchase by the Company of its 9 3/4% Senior Subordinated Notes due 2009; PROVIDED that, at the time of and after giving effect to any such repurchases, (a) the Company's EBITDA for the prior four-quarter period for which internal financial statements are available shall be no less than $125.0 million and (b) the Consolidated Coverage Ratio shall exceed 2.25 to 1.0, PROVIDED, FURTHER, HOWEVER, that any such repurchases shall be included in the calculation of Restricted Payments;

(7) dividends paid within 60 days after the date of declaration thereof if at the date of declaration the dividend would have complied with this Section 4.07; PROVIDED, HOWEVER, that at the time of payment of the dividend, no other Default shall have occurred and be continuing or result therefrom; PROVIDED, FURTHER, HOWEVER, that the declaration, but not the payment, of such dividend shall be included in the calculation of the amount of Restricted Payments;

(8) so long as no Default shall have occurred and be continuing, or result therefrom, Investments in Joint Ventures or other Persons engaged in a Permitted Business in an aggregate amount which, when added together with the amount of all other Investments made according to this clause (8) which at the time have not been repaid through dividends, repayments of loans or advances or other transfers of assets, does not exceed $60.0 million; PROVIDED, HOWEVER, that the amount of the Investments shall be excluded in the calculation of Restricted Payments;

(9) so long as no Default shall have occurred and be continuing, or result therefrom, payments with respect to employee or director stock options, stock incentive plans or restricted stock plans of the Company, including any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, restricted stock, options on any of these shares or similar securities held by directors, officers or employees or former directors, officers or employees or by any Plans upon death, disability, retirement or termination of employment of any of these Persons under the terms of the Plans or agreement under which the shares or related rights were issued or acquired; PROVIDED, HOWEVER, that the amount of any of these payments shall be included in the calculation of Restricted Payments;

(10) so long as no Default shall have occurred and be continuing, or result therefrom, any purchase or defeasance of Subordinated Obligations or Capital Stock upon a Change of Control to the extent required by this Indenture or other agreement or instrument under which the Subordinated Obligations or Capital Stock were issued, but only if the Company has first complied with all its obligations under Section 4.14; PROVIDED, HOWEVER, that the amount of the purchase or defeasance shall be excluded in the calculation of Restricted Payments; or

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(11) so long as no Default shall have occurred and be continuing, or result therefrom, Restricted Payments in an aggregate amount which, when added together with the amount of all other Restricted Payments made under, this clause (11) which at that time have not been repaid through dividends, repayments of loans or advances or other transfers of assets, does not exceed $40.0 million; PROVIDED, HOWEVER, that the amount of the Restricted Payments shall be included in the calculation of Restricted Payments.

              The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined in good faith by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

Section 4.08 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

              The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

              However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date hereof;

(2)  this Indenture, the Notes and the Subsidiary Guarantees;

(3)  applicable law;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred;

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(5)  customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be Incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) any encumbrance or restriction contained in the governing documents of any Joint Venture Subsidiary;

(11) provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09  INCURRENCE OF INDEBTEDNESS.

     The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may Incur Indebtedness if, on the date of the Incurrence and after giving effect to the Incurrence on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

              The first paragraph of this Section 4.09 will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(1) the incurrence by the Company or any Domestic Subsidiary of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding and incurred under this clause
     (1)(with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries in respect thereof) not to exceed the greater of:

     (a)  $200.0 million; or

     (b)  the amount of the Borrowing Base as of the date of such incurrence;

(2) Indebtedness Incurred by Foreign Subsidiaries that are Restricted Subsidiaries to finance the working capital requirements of such Subsidiaries; PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness, when added together with the amount of Indebtedness Incurred by all

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     Foreign Subsidiaries that are Restricted Subsidiaries under this clause (2)
     and then outstanding, does not exceed the sum of:

     (a) 85% of the then most recently reported net book value of all inventory owned by Foreign Subsidiaries that are Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; PROVIDED that the amount of this clause (a) shall not exceed 55% of the total of clauses (a) and (b) of this clause (2) on any date of calculation; PLUS

     (b) 85% of the face amount of all accounts receivable owned by Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 180 days past due;

(3) Indebtedness owed to and held by the Company or any Wholly Owned Restricted Subsidiary; PROVIDED, HOWEVER, that (a) any subsequent issuance or transfer of any Capital Stock which results in the Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of the Indebtedness, other than to the Company or a Wholly Owned Restricted Subsidiary, shall be deemed, in each case, to constitute the Incurrence of such Indebtedness and (b) if the Company or any Guarantor is the obligor on such Indebtedness, the payment of such Indebtedness is expressly subordinate to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee in the case of a Guarantor;

(4) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees issued on the date hereof and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Exchange Registration Rights Agreement;

(5) the Incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, other than Indebtedness described in clauses (1),
     (2), (3) or (4) above;

(6) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under the first paragraph of this Section 4.09 or clause (4) or
     (5) above or this clause (6);

(7) Hedging Obligations directly related to Indebtedness permitted to be Incurred by the Company and Restricted Subsidiaries under this Indenture or, in the case of a currency exchange protection agreement, reasonably related to the ordinary course of business of the Company and its Restricted Subsidiaries;

(8) Indebtedness, including Capital Lease Obligations and purchase money Indebtedness, Incurred by the Company or its Restricted Subsidiaries to finance the acquisition of tangible assets or other capital expenditures, and Indebtedness Incurred by the Company or its Restricted Subsidiaries to refinance such Capital Lease Obligations and purchase money Indebtedness, in an aggregate outstanding principal amount which, when added together with the amount of Indebtedness Incurred under this clause (8) and then outstanding, does not exceed $20.0 million;

(9) Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of the Company and its Restricted Subsidiaries;

(10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the

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     payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; PROVIDED, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued; and

(11) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and Restricted Subsidiaries outstanding on the date of the Incurrence, other than Indebtedness permitted by clauses
     (1) through (10) above or the first paragraph of this Section 4.09, does not exceed $40.0 million.

The Company will not Incur:

(1) any Indebtedness if that Indebtedness is contractually subordinate in right of payment to any Senior Indebtedness, unless the Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to the Notes; PROVIDED, HOWEVER, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured, or

(2)  any Secured Indebtedness that is not Senior Indebtedness.

          For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be Incurred pursuant to the first paragraph of this Section 4.09, the Company will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been Incurred on such date in reliance on the exception provided by clauses (1) or (2) of the definition of Permitted Debt, as applicable.

          In determining amounts of Indebtedness outstanding under this Section
4.09 and to avoid duplication, Indebtedness of a Person resulting from the grant by that Person of security interests with respect to, or from the issuance by that Person of guarantees of, or from the assumption of obligations with respect to letters of credit supporting, Indebtedness Incurred by that Person under this Indenture, or Indebtedness which that Person is otherwise permitted to Incur under this Indenture, shall not be deemed to be a separate Incurrence of Indebtedness by that Person.

Section 4.10  ASSET SALES.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

     (a) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or the Restricted Subsidiary from all liability with respect to the

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          Indebtedness in connection with the Asset Sale; PROVIDED, HOWEVER, that the amount of the Indebtedness shall not be deemed to be cash for the purpose of the term "Net Available Cash;" and

     (b) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or the Restricted Subsidiary into cash.

          Within 360 days after the receipt of the Net Available Cash from the Asset Sale, an amount equal to 100% of the Net Available Cash from the Asset Sale, subject to the following two paragraphs, shall be applied by the Company or the Restricted Subsidiary, as the case may be:

(1) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business which, in the case of an Asset Sale of Equity Interests or assets of a Domestic Subsidiary, must be owned by the Company or a Domestic Subsidiary;

(2) to make a capital expenditure which, in the case of an Asset Sale of Equity Interests or assets of a Domestic Subsidiary, will be a capital expenditure of the Company or a Domestic Subsidiary; or

(3) to acquire other long-term assets that are used or useful in a Permitted Business which, in the case of an Asset Sale of Equity Interests or assets of a Domestic Subsidiary, must be owned by the Company or a Domestic Subsidiary.

          Notwithstanding the above, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash according to the foregoing paragraph except to the extent that the aggregate Net Available Cash from all Asset Sales which are not applied according to the foregoing paragraph exceeds $15.0 million. Pending application of Net Available Cash under this Section 4.10, the Net Available Cash will be invested in Cash Equivalents which, in the case of an Asset Sale of Equity Interests or assets of a Domestic Subsidiary, must be held by the Joint Collateral Agent as part of the Collateral in a segregated account that includes only proceeds of Asset Sales and interest earned thereon (an "ASSET SALE PROCEEDS ACCOUNT").

          Any Net Available Cash from Asset Sales, as set forth in the preceding paragraph, that is not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, within five days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of Parity Lien Debt that contains provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Parity Lien Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Parity Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and the Parity Lien Debt will be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     The Company will comply with the requirements of the securities laws in connection with the purchase of the Notes under this Section 4.10. To the extent that the provisions of any securities laws conflict with provisions of this
Section 4.10, the Company will comply with the applicable securities laws and shall not be deemed to have breached its obligations under this Section 4.10.

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Section 4.11  TRANSACTIONS WITH AFFILIATES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

(1) the Affiliate Transaction is made in good faith and on terms which are fair and reasonable to the Company or the Restricted Subsidiary, as the case may be; and

(2)  the Company delivers to the Trustee:

     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

              The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)  the Financing Transactions;

(2) any Permitted Investment and any Restricted Payment permitted to be paid under Section 4.07;

(3) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise under, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries;

(5) transactions between the Company or a Restricted Subsidiary and one or more Restricted Subsidiaries; PROVIDED, HOWEVER, that no Affiliate of the Company, other than another Restricted Subsidiary, owns, directly or indirectly, any Capital Stock in any of the Restricted Subsidiaries;

(6) transactions in the ordinary course of business, including loans, expense advances and reimbursements, between the Company or any of its Restricted Subsidiaries, on the one hand, and any employee of the Company or any of its Restricted Subsidiaries, on the other hand;

(7) transactions with affiliates entered into in the ordinary course of business of the Company or its Restricted Subsidiaries, on terms which are, in the opinion of the Company's management or the Board of Directors, fair and reasonable to the Company or its Restricted Subsidiaries;

(8) the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of directors of the Company that are disinterested with respect to the transactions;

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(9)  transactions with Affiliates solely in their capacity as holders of
     Indebtedness or Capital Stock of the Company or any of its Subsidiaries, so long as Indebtedness or Capital Stock of the same class is also held by Persons that are not Affiliates of the Company and these Affiliates are treated no more favorably than holders of the Indebtedness or the Capital Stock generally;

(10) transactions pursuant to the Governance Agreement, the Stockholders Agreement, or either of the Registration Rights Agreements and any amendments to, or waivers of any provision of, any such agreements that are not adverse to the interests of the Holders of the Notes and which are approved by a majority of the directors of the Company disinterested with respect to the amendment or waiver, as applicable; and

(11) any transaction between the Company or any Restricted Subsidiaries and any of the Existing Joint Ventures under agreements in effect on the issue date.

Section 4.12  LIENS.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens. The Company will not and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any pledge of or other Lien on the outstanding Equity Interests of Clark-Schwebel Holding Corp. or Clark-Schwebel Corporation.

          Additionally, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind:

(1) upon any property as security for any Parity Lien Obligation, unless the Company or such Subsidiary causes such Lien (a) to be granted to the Joint Collateral Agent and (b) to extend to and secure the Note Obligations upon substantially the same terms but subject to the provisions of this Indenture and causes such Lien to be duly perfected; or

(2) securing any Parity Lien Debt, unless this Indenture or agreement governing such Parity Lien Debt (a) provides (for the enforceable benefit of the Trustee and Holders of Notes) that (x) the holder of such Parity Lien Debt is bound by the terms of the Joint Collateral Agent Undertakings and (y) all obligations in respect of the Notes are Equally and Ratably secured by all Liens, guarantees, supporting obligations and loss sharing rights at any time granted by the Company or any of its Subsidiaries or any other Person as security for such Parity Lien Debt, whether or not otherwise constituting Collateral, and (b) authorizes the Joint Collateral Agent to perform its obligations set forth herein and the Joint Collateral Agent Undertakings.

Section 4.13  BUSINESS ACTIVITIES.

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Section 4.14  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest on the Notes repurchased, if any, to

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the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.14 and that all Notes tendered will be accepted for payment;

          (2) the circumstances and relevant facts regarding the Change of Control, including a statement of pro forma historical income, cash flow and capitalization after giving effect to the Change of Control;

          (3) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

          (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its purchased.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.14 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.14 by virtue of such conflict.

     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c) Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.14 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

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Section 4.15  LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED
              SUBSIDIARIES.

     The Company will not sell any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary to issue or sell shares of its Capital Stock, in each case, other than preferred stock within the meaning of "Qualified Preferred Stock," as defined herein, except:

(1)  to the Company or a Wholly Owned Restricted Subsidiary;

(2)  directors' qualifying shares;

(3) if, immediately after giving effect to the issuance or sale, neither the Company nor any of its Subsidiaries own any Capital Stock of the Restricted Subsidiary; or

(4) if, immediately after giving effect to the issuance or sale, the Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in the Person remaining after giving effect to the issuance or sale would have been permitted to be made under Section 4.07 if made on the date of the issuance or sale.

     The issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company will not violate the provisions above if the shares are issued or sold in connection with:

(1) the formation or capitalization of a Restricted Subsidiary which, at the time of the issuance or sale or immediately after the issuance or sale, is a Joint Venture Subsidiary; or

(2) a single transaction or a series of substantially contemporaneous transactions by which the Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person.

Section 4.16  ADVANCES TO RESTRICTED SUBSIDIARIES.

     All advances to Restricted Subsidiaries made by the Company or any Guarantor after the date hereof will be evidenced by intercompany notes in favor of the Company or such Guarantor, as applicable. These intercompany notes will be pledged pursuant to the Security Documents to secure the Note Obligations and any Parity Lien Obligations. Each intercompany note will be payable upon demand and will bear interest at the same rate as the Notes. The intercompany notes will each be in the form attached as Exhibit G hereto.

     The Company and any Guarantor will not permit any Restricted Subsidiary in respect of which the Company or such Guarantor, as applicable is a creditor by virtue of an intercompany note to Incur any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such Restricted Subsidiary unless the Indebtedness so incurred is also subordinated in right of payment to all intercompany notes of such Restricted Subsidiary.

Section 4.17  PAYMENTS FOR CONSENT.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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Section 4.18  ADDITIONAL SUBSIDIARY GUARANTEES AND LIENS.

     If:

(1) any Domestic Subsidiary has EBITDA for the last four-quarter period for which internal financial statements are available in excess of $2.5 million;

(2) any group of Domestic Subsidiaries, taken together, have EBITDA in excess of $2.5 million for the last four-quarter period for which internal financial statements are available; or

(3) any Subsidiary guarantees or otherwise provides direct credit support for any Indebtedness of the Company,

(each such event set forth in clauses (1) through (3) above, a "Triggering Event"), then such Subsidiary or group of Subsidiaries will become a Guarantor or Guarantors and execute a supplemental indenture within 10 Business Days of the date on which such Triggering Event occurred; PROVIDED, HOWEVER, this
Section 4.18 will not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries; and PROVIDED, FURTHER, HOWEVER, that clause (2) above will not apply to any Domestic Subsidiary with an EBITDA for the last four-quarter period for which internal financial statements are available of less than $250,000. The form of such Subsidiary Guarantee is attached as Exhibit E hereto.

     If the Company or any other Obligor at any time owns or acquires property (except property that is at such time an Excluded Asset) that is not subject to a valid, enforceable and perfected Note Lien held by the Joint Collateral Agent as security for the Note Obligations and any Parity Lien Obligations, or if the Company or any of its Subsidiaries at any time grants or permits to exist any consensual lien upon any property constituting an Excluded Asset, except Credit Facility Collateral, as security for any Parity Lien Obligation or Credit Facility Obligation, then the Company will, or will cause such Subsidiary to, concurrently:

(1) execute and deliver to the Joint Collateral Agent a Security Document upon substantially the same terms as the Security Documents delivered in connection with the issuance of the Notes, granting a Lien upon such property to the Joint Collateral Agent for the benefit of the Holders of Note Obligations and Parity Lien Obligations;

(2) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law; and

(3) deliver to the Joint Collateral Agent an opinion of counsel reasonably satisfactory to the Joint Collateral Agent, confirming as to such Security Document the matters set forth as to the Security Documents and Liens thereunder in the opinions of counsel delivered on behalf of the Company to the Initial Purchasers of the Notes in connection with the issuance of the Notes and, if the property subject to such Security Document is an interest in real estate, such local counsel opinions, title and flood insurance policies, surveys and other supporting documents as the Joint Collateral Agent may reasonably request, PROVIDED, HOWEVER, that no such opinion will be required if in the reasonable judgment of the Company the fair market value of all such collateral is less than $1.0 million.

     If the Company or any Subsidiary creates or permits to exist any Lien on any Foreign Subsidiary Collateral as security for any Obligations under any Qualified Credit Facility, then the Company will, or will cause such Subsidiary to, concurrently grant the Joint Collateral Agent valid, enforceable and perfected Liens upon such Foreign Subsidiary Collateral as security for Note Obligations and Parity Lien Obligations.

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Section 4.19  FAILURE TO DELIVER SECURITY DOCUMENTS; INCREASED INTEREST RATE.

     As of the date of this Indenture, the Company may not have delivered to the Joint Collateral Agent each Security Document granting the first-priority security interests in the Collateral. If this occurs, the Company will use its best efforts to deliver all of the Security Documents to the Joint Collateral Agent after the date hereof. If the Company is unable to deliver to the Joint Collateral Agent, within the time periods set forth below, all of the Security Documents, the following shall occur:

(1) if all the Security Documents have not been delivered within 60 days after the date hereof, the annual interest rate on the Notes will increase by 0.25%;

(2) if all the Security Documents have not been delivered within 150 days after the date hereof, the annual interest rate on the Notes will increase by an additional 0.25%;

(3) if all Security Documents have not been delivered within 240 days after the date hereof, the annual interest rate on the Notes will increase by an additional 0.25%; and

(4) if all the Security Documents have not been delivered within 330 days after the date hereof, the annual interest rate on the Notes will increase by an additional 0.25%;

PROVIDED, that the increase in the annual interest rate on the Notes described above will not exceed 1% in the aggregate and, PROVIDED, FURTHER, that (i) when all the Security Documents are delivered at any time after the date hereof or
(ii) if the failure by the Company to deliver all Security Documents results solely from the refusal by any third-party or governmental authority to take any action required for Hexcel to make such delivery of all Security Documents, the annual interest rate on the Notes will return to 9.875%.

Section 4.20 FURTHER ASSURANCES; COLLATERAL INSPECTIONS AND REPORTS; COSTS AND INDEMNIFICATION.

     (a) The Company will, and will cause each of its Subsidiaries to, do or cause to be done all acts and things which may be required, or which the Joint Collateral Agent from time to time may reasonably request, to assure and confirm that the Joint Collateral Agent holds, for the benefit of the holders of Note Obligations and Parity Lien Obligations, duly created, enforceable and perfected Liens upon the Collateral as contemplated by this Indenture and the Security Documents, so as to render the same available for the security and benefit of this Indenture and of the Notes, Subsidiary Guarantees and all other Note Obligations and Parity Lien Obligations, according to the intent and purposes herein expressed.

     (b) Upon request of the Joint Collateral Agent at any time and from time to time, the Company will, and will cause each of its Subsidiaries to, promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as the Joint Collateral Agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture for the benefit of the holders of Note Obligations and the holders of Parity Lien Obligations. If the Company or such Subsidiary fails to do so, the Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and, subject to Article 12, take such other actions in the name, place and stead of the Company or such Subsidiary, but the Joint Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

     (c) Upon request of the Collateral Agent at any time and from time to time, the Company will, and will cause its Subsidiaries to, (i) permit the Joint Collateral Agent or any advisor, auditor,

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consultant, attorney or representative acting for the Joint Collateral Agent, upon reasonable notice to the Company and during normal business hours unless an Event of Default is continuing, to visit and inspect any of the property of the Company and its Subsidiaries, to review, make extracts from and copy the books and records of the Company and its Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company and its Subsidiaries, and (ii) deliver to the Joint Collateral Agent such reports, including valuations, relating to any such property or any Lien thereon as the Collateral Agent may request.

     (d) The Company will bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Company and its Subsidiaries set forth in this Section 4.20 and also will pay, or promptly reimburse the Trustee and Joint Collateral Agent for, all costs and expenses incurred by the Trustee or Collateral Agent in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Joint Collateral Agent.

     (e) The Company will pay, reimburse the Trustee, the Joint Collateral Agent and the Holders of Notes for, and, to the fullest extent lawful, defend and indemnify each of them against, all claims, liabilities, taxes, costs and expenses of every type and nature (including, without limitation, the reasonable fees and charges of attorneys, advisors, auditors and consultants acting for any of them) incurred by any of them as a result of or in connection with the creation, perfection, protection or enforcement of the Note Liens or the exercise or enforcement of any right or remedy under the Security Documents or to prove, preserve, protect or enforce any Note Lien or any claim based upon the Note Liens in any legal proceeding, including any Insolvency or Liquidation Proceeding. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee, as Holder of Notes, or the Joint Collateral Agent through the Trustee's, such Holder of Notes, or the Joint Collateral Agent's, as applicable, own willful misconduct, gross negligence or bad faith.

     (f) The Company will pay, reimburse the Trustee, the Joint Collateral Agent and the Holders of Notes for, and, to the fullest extent lawful, defend and indemnify each of them against, all claims, liabilities, taxes, costs and expenses of every type and nature (including, without limitation, the reasonable fees and charges of attorneys, advisors, auditors and consultants acting for any of them) incurred by any of them as a result of or in connection with: (A) the presence, Release, or threatened Release of or exposure to any Hazardous Material at, from, in, to, on, or under any Property currently or formerly owned, leased or otherwise used or occupied by the Company; (B) the transportation, treatment, storage, handling, recycling or disposal or arrangement for transportation, treatment, storage, handling, recycling or disposal of any Hazardous Material at or to any location by or on behalf of the Company; or (C) any violation of Environmental Law by the Company.

     (g) The Company will comply with the provisions of TIA Section 314(b). To the extent applicable, the Company will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee.

     To the extent applicable, the Company will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Security Documents:

          (1) all documents required by TIA Section 314(d); and

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          (2) an opinion of counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

     If any Collateral is released in accordance with this Indenture or any Security Document at a time when the Trustee is not itself also the Joint Collateral Agent and if the Company has delivered the certificates and documents required by the Security Documents and this Section 4.20, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the opinion of counsel delivered pursuant to this Indenture, will deliver a certificate to the Joint Collateral Agent setting forth such determination.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, the Exchange Registration Rights Agreement and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3)  immediately after such transaction, no Default or Event of Default exists;
     and

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of Section 4.09.

     In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Domestic Restricted Subsidiary of the Company or a merger of a Domestic Restricted Subsidiary into the Company.

Section 5.02  SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and

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that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01  EVENTS OF DEFAULT.

     Each of the following is an "Event of Default":

          (1) the Company defaults for 30 days in the payment when due of interest on, or Special Interest with respect to, the Notes;

          (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

          (3) the Company or any of its Subsidiaries fails to comply with the provisions of Section 4.16 or 5.01 hereof;

          (4) the Company fails to comply with any of its obligations in Section 4.14, other than a failure to purchase Notes, or Section 4.10, other than a failure to purchase Notes, Section 4.03, Section 4.07, Section 4.09,
     Section 4.08, Section 4.11, Section 4.15, Section 4.13 or Section 4.18 for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class;

          (5) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes or the Security Documents for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; PROVIDED, HOWEVER, that in no event shall a failure by the Company to observe or perform any representation or warranty be an Event of Default unless such failure would have a material adverse effect on the management, the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole;

          (6) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

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               (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (B) results in the acceleration of such Indebtedness prior to its express maturity,

          and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (7) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, which judgment or judgments remains outstanding for 60 days following such judgment or judgments and are not discharged, waived or stayed within 10 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

          (8) any Security Document or any Lien purported to be granted thereby and having a fair market value in excess of $10.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth herein) to be fully enforceable and perfected;

          (9) the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document;

          (10) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (11) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) generally is not paying its debts as they become due; or

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          (12) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (B) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (C) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

     The Company is required to deliver to the Trustee, within 30 days after its occurrence, written notice of any event which would constitute a Default, its status and what action the Company is taking or proposes to take in respect to the event.

Section 6.02  ACCELERATION.

     In the case of an Event of Default specified in clause (11) or (12) of
Section 6.01 hereof, with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

     Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (11) or (12) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Special Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or

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constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04  WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except an Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05  CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06  LIMITATION ON SUITS.

     Except to enforce the right to receive payment of principal, premium, Special Interest, if any, or interest when due no Holder of a Note may pursue a remedy with respect to this Indenture or the Notes unless:

          (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

          (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

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Section 6.07  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  PRIORITIES.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST:    to the Trustee, its agents and attorneys for amounts due
     under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND:   to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any

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     kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and

          THIRD:    to the Company or to such party as a court of competent
     jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)      Except during the continuance of an Event of Default:

              (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

              (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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              (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02  RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or gross negligence.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

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Section 7.04  TRUSTEE'S DISCLAIMER.

     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05  NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07  COMPENSATION AND INDEMNITY.

     (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company and the Guarantor will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company , the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, willful misconduct or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of

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their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

     (c)      The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

     (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(11) or (12) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f)      The Trustee will comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

Section 7.08  REPLACEMENT OF TRUSTEE.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (1) the Trustee fails to comply with Section 7.10 hereof;

              (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (3) a custodian or public officer takes charge of the Trustee or its property; or

              (4) the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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     (e)      If the Trustee, after written request by any Holder who has been a
Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10  ELIGIBILITY; DISQUALIFICATION.

     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02  LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are

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satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

          (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

          (2) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

          (4) this Article 8.

     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03  COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20
hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

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          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Special Interest, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

              (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

              (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

          in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

          (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     Additionally, the Collateral will be released in whole as provided in
Section 14.04 upon either a Legal Defeasance or Covenant Defeasance under either
Section 8.02 or 8.03 hereof.

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Section 8.05  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06  REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, will thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium or Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company will be

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subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01  WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees, the Notes or any Security Documents without the consent of any Holder of a Note:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 10 hereof;

          (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

          (7) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes;

          (8) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or Security Documents;

          (9) to conform the text of this Indenture, the Subsidiary Guarantees, the Security Documents or the Notes to any provision of the Description of Notes contained in the Offering Circular to the extent that such provision in that Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees, the Security Documents or the Notes;

          (10) reflect any waiver or termination of any right arising under
     Article 12 that otherwise would be enforceable by any holder of a Parity Lien Obligation or Parity Lien, if such waiver or termination is set forth or provided herein or agreement governing or giving rise to such Parity Lien Obligation or Parity Lien; PROVIDED, that no such waiver or amendment pursuant to this clause (10) shall adversely affect the rights of Holders of Notes; or

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          (11) to make any amendment or supplement approved in accordance with
     Section 13.09.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02  WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.14 hereof), the Subsidiary Guarantees, the Notes or any Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees, the Notes or any Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

     An amendment or supplement to, or wavier of, Article 13 will become effective only as set forth under Section 13.09.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

     It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each

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Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and
     4.14 hereof;

          (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (4) waive a Default or Event of Default in the payment of principal of or interest or premium, or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the Notes;

          (7) make any change in the amendment and waiver provisions set forth in this fifth paragraph of Section 9.02;

          (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

          (9) release any Collateral from the obligations created by the Security Documents except as provided in the Security Documents.

     In addition, no amendment or supplement to the provisions of Articles 12, 13 or 14 will impose any obligation on the Trustee or adversely affect the rights of the Trustee in its individual capacity without the consent of the Trustee.

Section 9.03  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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Section 9.05  NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section
15.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                              SUBSIDIARY GUARANTEES

Section 10.01 GUARANTEE.

     (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Secured Parties and their successors and assigns, irrespective of the validity and enforceability of the Secured Obligations, this Indenture or the obligations of the Company hereunder or thereunder, that:

          (1) the principal of, premium and Special Interest, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Secured Parties hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Secured Obligations or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Secured Obligations or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Secured Party with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable

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discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Secured Obligations and this Indenture.

     (c) If any Secured Party is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by such Secured Party, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Secured Parties in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Secured Parties, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Secured Parties under the Subsidiary Guarantee.

Section 10.02 LIMITATION ON GUARANTOR LIABILITY.

     Each Guarantor, and each Secured Party, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Secured Parties and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

     To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

     Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

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     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

     In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of
Section 4.18 hereof and this Article 10, to the extent applicable.

Section 10.04 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     Except as otherwise provided in Section 10.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (2) either:

              (a) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Joint Collateral Agent, under (i) the Secured Obligations, this Indenture and the Subsidiary Guarantee (ii) the Exchange Registration Rights Agreement and (iii) the Security Documents delivered by that Guarantor on the terms set forth herein or therein; and

              (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Secured Obligations and this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Secured Obligations and this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses
(a) and (b) above, nothing contained in the Secured Obligations or this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

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Section 10.05 RELEASES FOLLOWING SALE OF ASSETS.

     In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee and all security interests granted by that Guarantor to the Joint Collateral Agent; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

     Additionally, the Subsidiary Guarantee of a Guarantor and all security interests granted by that Guarantor to the Joint Collateral Agent will be released if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

     Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Secured Obligations and this Indenture as provided in this Article 10.

                                   ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01 SATISFACTION AND DISCHARGE.

     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

              (1) either:

                  (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                  (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

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              (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

              (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

              (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 11.02 and Section 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 APPLICATION OF TRUST MONEY.

     Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; PROVIDED that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12.
                      COLLATERAL SHARING WITH PARITY LIENS

Section 12.01 PREREQUISITES TO INCURRING PARITY LIEN DEBT.

              (1) Prior to incurring any Parity Lien Debt, the Company will deliver to the Trustee and the Joint Collateral Agent an Officer's Certificate stating that:

                  (a) the Company intends to incur, on a date stated therein, Indebtedness that will constitute Parity Lien Debt;

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                  (b) no Default or Event of Default exists on the date of such
     Officer's Certificate or will exist after giving effect to the incurrence of such Indebtedness;

                  (c) the Company has appointed the Joint Collateral Agent to hold the security interest on behalf of such Parity Lien Debt in accordance with the Joint Collateral Agent Undertaking and has taken all steps necessary to make such Joint Collateral Agent Undertaking applicable to the Parity Lien Debt;

                  (d) the Company will, on the date of such incurrence, execute and deliver such additional Security Documents and take all such action as may be necessary to grant or confirm the grant of Collateral to the Joint Collateral Agent as security for all present and future Note Obligations and Parity Lien Obligations, and shall take such action to perfect such security interest such that after giving effect thereto the Joint Collateral Agent will hold as security for all present and future Note Obligations and Parity Lien Obligations, a valid and perfected security interest upon all or substantially all of the Collateral that, immediately prior to giving effect thereto, was subject to the Note Liens;

                  (e) the Liens securing such proposed Parity Lien Debt will not be subject or subordinate to any Lien securing Indebtedness other than Liens permitted by clause (9) of the definition of "Permitted Liens;" and

                  (f) the Company and its Subsidiaries will, on such date, enter into all amendments, if any, to the Security Documents then in effect that are necessary to add Parity Lien Obligations to the obligations secured thereby, pursuant to amendments delivered to the Joint Collateral Agent therewith, to be executed on such date by the Joint Collateral Agent and the Company or the Subsidiary party to such Security Documents;

          (2) the holders of any Parity Lien Obligations, or a representative on their behalf, shall execute and deliver a contractual undertaking in substantially the form of the Joinder Agreement attached as an exhibit to the Collateral Agency Agreement or the Joint Collateral Agent Undertaking whereby such persons agree to be bound by the lien sharing provisions of this Indenture;

          (3) the Company will deliver to the Trustee and Joint Collateral Agent, as the case may be, opinions of counsel confirming on customary terms:

                  (a) the validity and enforceability of the Joint Collateral Agent Undertaking and all additional and amended Security Documents delivered to the Joint Collateral Agent;

                  (b) the validity, enforceability and perfection of the Liens granted by such Security Documents;

                  (c) that the Note Obligations and Parity Lien Obligations (i) are secured by equal and ratable security interests in the Collateral and
     (ii) that the holders of any such Parity Lien Obligations or their representative have duly executed and delivered a contractual undertaking in substantially the form of the Joinder Agreement attached as an exhibit to the Collateral Agency Agreement whereby such persons agree to be bound by the lien sharing provisions of this Indenture and the Joint Collateral Agent Undertaking and that such contractual undertaking is legally binding and enforceable on such holders of Parity Lien Debt; and

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                  (d) the continued perfection of the Note Liens, without loss of priority as against any Lien other than Parity Liens, upon giving effect to the inclusion of such Parity Lien Obligation in the Joint Collateral Undertaking and any such amendment of the Security Documents, then, subject to the terms of the Joint Collateral Agent Undertaking, the Trustee will direct the Joint Collateral Agent to execute and deliver such amendment to the Security Documents, if any, as may be necessary to accomplish the foregoing and the Joint Collateral Agent will countersign the Joinder Agreement thereby confirming that it will hold the Note Liens and all such Security Documents and the Liens granted thereby for the benefit of the holders of the Note Obligations and Parity Lien Obligations on the terms of such Joint Collateral Agent Undertaking.

Section 12.02 EQUAL AND RATABLE LIEN SHARING BY HOLDERS OF NOTES AND HOLDERS OF PARITY LIEN DEBT.

     Notwithstanding (i) anything to the contrary contained in the Note Documents or any indenture, agreement or instrument governing, evidencing or relating to any Parity Lien Obligations, (ii) the time, order or method of attachment of the Note Liens or the Parity Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors:

          (1) the Note Liens will rank Equally and Ratably with all valid, enforceable and perfected Parity Liens, whenever granted upon any present or future Collateral, but only to the extent such Parity Liens secure Parity Lien Obligations, and

          (2) all proceeds of the Note Liens and Parity Liens shall be allocated and distributed Equally and Ratably on account of the Note Obligations and Parity Lien Obligations.

Section 12.03 ENFORCEMENT.

     The provisions of Section 12.01(2) are intended for the benefit solely of the Company and shall be enforceable by the Company against the Trustee, the Joint Collateral Agent and the Holders of Notes. The provisions of Section 12.02 are binding upon and intended for the benefit of the Joint Collateral Agent and each present and future holder of Note Obligations and Parity Lien Obligations, each of whom shall be entitled to enforce such provisions as a third party beneficiary hereof.

Section 12.04 AMENDMENT.

     (a) No amendment or supplement to the provisions of this Article 12 will:

              (1) be effective unless set forth in a writing signed by the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes) then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the Holders of Notes will be effective only with the consent of the Holders of at least 66?% in principal amount of the Notes (including, without limitation, Additional Notes) then outstanding, voting as a single class; or

              (2) be effective without the written consent of the Company and, if any Parity Lien Debt is then outstanding, the Holders of at least a majority in principal amount of all Parity Lien Debt then outstanding voting as a single class, except that any such amendment which increases

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     the obligations or adversely affects the rights of the holders of Parity
     Lien Debt will be effective only with the consent of the Holders of at least 66 2/3% in principal amount of all Parity Lien Debt then outstanding, voting as a single class.

Any such amendment or supplement that imposes any obligation upon the Joint Collateral Agent or adversely affects the rights of the Joint Collateral Agent in its individual capacity at any time when the Trustee is not the Joint Collateral Agent will become effective only with the consent of the Joint Collateral Agent.

     (b) No waiver of any of the provisions of this Article 12 will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 12.04, by the party to be bound thereby.

                                   ARTICLE 13.
                            INTERCREDITOR PROVISIONS
                                   RELATING TO
                         WORKING CAPITAL FACILITY LIENS

Section 13.01 AGREEMENT BETWEEN THE COLLATERAL AGENT AND CREDIT FACILITY AGENT.

     (a) If and whenever any Credit Facility becomes a Qualified Credit Facility, the Joint Collateral Agent and the Credit Facility Agent under such Qualified Credit Facility shall become obligated to perform, each for the benefit of the other, the obligations set forth in this Article 13.

     (b) No agent or representative under any Credit Facility that is not a Qualified Credit Facility shall ever have the right to rely on or enforce any obligation of the Joint Collateral Agent set forth in this Article 13.

     (c)      The obligations of the Joint Collateral Agent set forth in this
Article 13 shall be enforceable by the Credit Facility Agent under each Qualified Credit Facility to which such Credit Facility Agent is a party as a third party beneficiary hereof, without need for any additional agreement or undertaking between the Joint Collateral Agent and such Credit Facility Agent.

     (d) The Joint Collateral Agent may require the Credit Facility Agent to execute and deliver an instrument reasonably satisfactory to the Joint Collateral Agent, by which the Credit Facility Agent confirms to the Joint Collateral Agent its agreement to be bound by and perform the obligations of the Credit Facility Agent set forth in this Article 13.

     (e) At the request of the Company from time to time, the Joint Collateral Agent will enter into an agreement with the Credit Facility Agent by which each of them confirms to the other its agreement to be bound by and perform its obligations set forth in this Article 13, and the Joint Collateral Agent is authorized, at the request of the Company, to enter into such additional agreements with the Credit Facility Agent as may be necessary or appropriate, in the opinion of the Joint Collateral Agent, to confirm, elaborate upon, perform, implement or give further assurance for any obligations of the Joint Collateral Agent or such Credit Facility Agent in any respect that is not materially inconsistent with the provisions, intents and purposes of this
Article 13 and does not impose any additional material obligation or material liability on the Joint Collateral Agent or any holder of Note Obligations or Parity Lien Obligations.

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Section 13.02 EQUAL AND RATABLE SHARING OF LIENS ON FOREIGN SUBSIDIARY
COLLATERAL.

     (a) Notwithstanding (i) anything to the contrary contained in the Note Documents, any indenture, agreement or instrument governing, evidencing or relating to any Parity Lien Obligations or any Obligations in respect of any Qualified Credit Facility, (ii) the time, order or method of attachment of Liens securing any Obligations under any Qualified Credit Facility or any Note Liens or Parity Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Foreign Subsidiary Collateral or proceeds thereof, (iv) the time of taking possession or control over any Foreign Subsidiary Collateral or proceeds thereof or (v) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors, and regardless of whether Liens upon Foreign Subsidiary Collateral or proceeds thereof are enforced by the Credit Facility Agent or the Joint Collateral Agent or any agent on their behalf:

          (1) to the extent (and only to the extent) attaching to Foreign Subsidiary Collateral and proceeds thereof, all valid, enforceable and perfected Note Liens, all valid, enforceable and perfected Parity Liens and all valid, enforceable and perfected Liens securing Obligations under a Qualified Credit Facility, in each case whenever granted, will rank Equally and Ratably, and

          (2) to the extent (and only extent attributable to Foreign Subsidiary Collateral or the proceeds thereof), the proceeds of all such valid, enforceable and perfected Note Liens, Parity Liens and Liens securing Obligations under a Qualified Credit Facility upon (and only upon) Foreign Subsidiary Collateral and proceeds thereof shall be allocated and distributed Equally and Ratably on account of the Note Obligations, Parity Lien Obligations and Obligations under a Qualified Credit Facility.

     (b) The provisions of this clause (b)(1) of Section 13.02 shall not apply to:

          (1) any Lien upon any property other than Foreign Subsidiary Collateral and proceeds thereof;

          (2) any payment or distribution to which any Person may become entitled as a creditor of the owner of any Foreign Subsidiary Collateral other than as a result of the enforcement of a Lien upon, or the allowance of a secured claim to the extent predicated solely on a Lien upon, such Foreign Subsidiary Collateral.

Section 13.03 DISCLAIMER OF CONSENSUAL LIENS.

          (1) The Joint Collateral Agent will not claim or enforce any consensual lien upon any Credit Facility Collateral.

          (2) The Credit Facility Agent will not claim or enforce any consensual lien upon any Collateral or Excluded Asset other than (a) Credit Facility Collateral and (b) Foreign Subsidiary Collateral and proceeds thereof.

          (3) The holders of Note Obligations and Parity Lien Obligations shall be entitled to receive and retain, free from any Lien securing Credit Facility Obligations, all payments made in cash by the Company or any other Obligor and all amounts received with respect to Note Obligations and Parity Lien Obligations through the exercise of a set-off or other similar right, even if such cash constitutes proceeds of property subject to a Lien securing Credit Facility Obligations.

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          (4) The holders of Credit Facility Obligations shall be entitled to receive and retain, free from any Note Lien or Parity Lien thereon, all payments made in cash by the Company or any other Obligor and all amounts received with respect to Credit Facility Obligations through the exercise of a set-off or other similar right, even if such cash constitutes proceeds of property subject to a Note Lien or Parity Lien.

          (5) If any cash proceeds of Credit Facility Collateral or Foreign Subsidiary Collateral are converted into, or invested in property subject to Note Liens or Parity Liens at any time when the Joint Collateral Agent has not received written notice from the Credit Facility Agent or any holder of Indebtedness outstanding under a Qualified Credit Facility stating that such Indebtedness has become due and payable in full (whether at maturity, upon acceleration or otherwise), then all Liens upon such cash proceeds securing Credit Facility Obligations shall be released and discharged concurrently with such conversion, or investment.

          (6) If any cash proceeds of Collateral are converted into, or invested in property subject to Liens securing Credit Facility Obligations at any time when the Credit Facility Agent has not received written notice from the Joint Collateral Agent or any Holder of Notes or Parity Lien Debt stating that the Notes or Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise), then all Note Liens and Parity Liens upon such cash proceeds shall be released and discharged concurrently with such conversion, or investment.

          (7) The provisions of this Section 13.03 do not apply to, restrict or affect any judicial lien, including any attachment or judgment lien.

Section 13.04 NOTICE OF INTENT TO FORECLOSE.

     (a) The Credit Facility Agent will give the Joint Collateral Agent notice of its intent to enforce any consensual Lien upon any Credit Facility Collateral or Foreign Subsidiary Collateral.

     (b) The Joint Collateral Agent will give the Credit Facility Agent notice of its intent to enforce any consensual Lien upon any Collateral.

     (c)      The notice required by Sections 13.04(a) and 13.04(b):

              (1) shall be required to be given by a party only if it intends to:

                  (A) deliver to the Company or a Subsidiary written notice of its intent to foreclose a consensual Lien or a written proposal to retain property subject to a consensual Lien in full or partial satisfaction of any obligation secured thereby;

                  (B) commence legal action against the Company or a
              Subsidiary for foreclosure or replevin or other enforcement of a consensual Lien; or

                  (C) take possession of goods or real property of the Company or a Subsidiary upon which it holds a consensual Lien;

              (2) shall not be required in any other instance or as to any other action or event (including, for purposes of illustration and not by way of limitation, any incurrence, payment or acceleration of any Indebtedness or Obligation or any amendment or waiver of the terms thereof, any exercise of a right of setoff, any notification to account debtors to make payment directly to the secured party or any other exercise of collection rights or the institution of any other legal

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          proceedings, including suit to collect any debt or claim or the commencement of any bankruptcy case, receivership or insolvency proceeding);

              (3) need only state that it is given pursuant to the provisions of Section 13.04 of this Indenture and that lien enforcement action may be taken by the party giving the notice, and need not disclose or describe the action to be taken;

              (4) need only be given once by or to any particular Credit Facility Agent;

              (5) may be given by electronic mail, telefax, postal mail or courier or personal delivery or in any other manner permitted by law for service of legal process;

              (6) shall be given to a party at the address (including an e-mail address, telecopy address or office address within the State of New
          York) specified by such party by notice to the other party and shall not be required if no address is so specified; and

              (7) shall be given at least five Business Days prior to the date on which any enforcement action described in Section 13.04(c)(1) is taken, except that a party may give such notice promptly after taking such enforcement action if it in good faith believes that immediate enforcement action is or may be required to protect its interest in the property subject to its Liens.

          (d) The party giving any notice required by this Section 13.04 shall endeavor, promptly after delivery such notice, to deliver a copy thereof to the Company, but neither the Company nor any Subsidiary shall be entitled to demand or receive any such notice or copy thereof.

          (e) No liability or defense shall ever arise, no Lien shall ever be lost, invalidated or impaired, and no action taken in enforcement of a Lien shall ever be annulled, set aside, affected or impaired, if any notice required by this Section 13.04 is not given or is defectively given.

          (f) The provisions of this Section 13.04 do not apply to, restrict or affect any judicial lien, including any attachment or judgment lien.

Section 13.05 CONSENT TO LICENSE TO USE INTELLECTUAL PROPERTY; ACCESS TO
              INFORMATION; ACCESS TO REAL PROPERTY TO PROCESS AND SELL
              INVENTORY.

     (a) If so requested at any time by the Credit Facility Agent, the Joint Collateral Agent shall deliver its written consent (given without any representation, warranty or obligation whatsoever) to any grant by any Obligor to the Credit Facility Agent of a non-exclusive royalty-free license to use any patent, trademark or proprietary information of such Obligor that is subject to a consensual Lien held by the Joint Collateral Agent, in connection with the enforcement of any consensual Lien held by the Credit Facility Agent upon any inventory of the Company or any Subsidiary and to the extent the use of such patent, trademark or proprietary information is necessary or appropriate, in the good faith opinion of the Credit Facility Agent, to manufacture, produce, complete, remove or sell any such inventory in any lawful manner. Any consent so delivered by the Joint Collateral Agent shall be binding on its successors and assigns, including a purchaser of the patent, trademark or proprietary information subject to such license at a foreclosure sale conducted in foreclosure of any Note Lien or Parity Lien thereon.

     (b) If the Joint Collateral Agent or a purchaser at a foreclosure sale conducted in foreclosure of any Note Lien or Parity Lien takes actual possession of any documentation of the Company or a Subsidiary (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Joint Collateral Agent or the foreclosure purchaser), then

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upon request of the Credit Facility Agent and reasonable advance notice, the
Joint Collateral Agent or such foreclosure purchaser will permit the Credit Facility Agent or its representative to inspect and copy such documentation if and to the extent the Credit Facility Agent certifies to the Joint Collateral Agent that:

          (1) such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the Credit Facility Agent, to the enforcement of the Credit Facility Agent's liens upon any Credit Facility Collateral or Foreign Subsidiary Collateral; and

          (2) the Credit Facility Agent and the lenders under the Credit Facility are entitled to receive and use such information as against the Company and the Subsidiaries and their suppliers, customers and contractors and under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

     (c) If, upon enforcement of any Note Lien or Parity Lien held by the Joint Collateral Agent, the Joint Collateral Agent or a purchaser at a foreclosure sale conducted in foreclosure of any Note Lien or Parity Lien takes actual possession of any real property, equipment or fixture of any Obligor, then, if so requested by the Credit Facility Agent and upon reasonable advance notice, the Joint Collateral Agent or such foreclosure purchaser will allow the Credit Facility Agent and its officers, employees and agents (but not any of its transferees) reasonable and non-exclusive access to and use of such real property, equipment and fixtures, for a period not exceeding 180 consecutive calendar days (the "Processing and Sale Period"), as necessary or reasonably appropriate to manufacture, produce, complete, remove or sell, in any lawful manner, any inventory upon which the Credit Facility Agent holds a Lien, subject to the following conditions and limitations:

          (1) The Processing and Sale Period shall commence on the date the Joint Collateral Agent or, if the Joint Collateral Agent has not taken possession, the foreclosure purchaser takes possession of such real property and shall terminate on the earlier of (i) the day which is 180 days thereafter and (ii) the day on which all inventory (other than inventory abandoned by the Credit Facility Agent) has been removed from such real property.

          (2) Each of the Joint Collateral Agent and foreclosure purchaser shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

              (A) will be permitted, lawful and enforceable as against the Company and the Subsidiaries and their suppliers, customers and contractors and under applicable law and will be conducted in accordance with prudent manufacturing practices; and

              (B) will be adequately insured for damage to property and liability to persons, including property and liability insurance for the benefit of the Joint Collateral Agent and the holders of Note Obligations and Parity Lien Obligations, at no cost to the Joint Collateral Agent or such holders.

          The Joint Collateral Agent and such purchaser (i) shall provide reasonable cooperation, reasonable support and reasonable assistance to the Credit Facility Agent in connection with the manufacture, production, completion, removal and sale of any Credit Facility Collateral by the Credit Facility Agent as provided above and (ii) shall be entitled to receive, from the Credit Facility Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and

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          assistance to the Credit Facility Agent. The Joint Collateral Agent
          and such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any Lien held by the Credit Facility Agent or to provide any support, assistance or cooperation to the Credit Facility Agent in respect thereof.

     (d) The Company and other Obligors consent to the performance by the Joint Collateral Agent and foreclosure purchaser of the obligations set forth in this
Section 13.05 and acknowledge and agree that, in the absence of gross negligence or willful misconduct by the Joint Collateral Agent, neither the Joint Collateral Agent (nor any holder of Note Obligations or Parity Lien Obligations) nor any foreclosure purchaser shall ever be accountable or liable for any action taken or omitted by the Credit Facility Agent or its officers, employees and agents in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information by the Credit Facility Agent or its officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Company and the Subsidiaries as a result of any action taken or omitted by the Credit Facility Agent or its officers, employees, agents, successors or assigns.

Section 13.06 COMPLETE AGREEMENT.

     (a) This Article 13 and the Intercreditor Agreement sets forth exhaustively the complete agreement and sole contractual obligations and rights as between the Joint Collateral Agent and the Credit Facility Agent.

     (b) Neither the Joint Collateral Agent and nor the Credit Facility Agent will be restricted in any respect not expressly set forth herein as to any matter relating to the creation, perfection, protection or enforcement of their respective Liens and their rights and obligations in respect of such matters shall be based solely on the legal rights and duties, if any, that they would have if they had not entered into any agreement whatsoever with each other relating to their Liens.

Section 13.07 NO SUBROGATION, MARSHALLING OR DUTY.

     Neither the assumption nor the performance of any obligation set forth in or arising under this Article 13 shall ever create or give rise to any right of subrogation, right of marshalling, duty of care, duty of loyalty, duty of disclosure or other fiduciary duty whatsoever enforceable by the Joint Collateral Agent, the Credit Facility Agent or any holder of Note Obligations, Parity Lien Obligations or Credit Facility Obligations.

Section 13.08 LIMITATION ON CERTAIN RELIEF, DEFENSES AND DAMAGE CLAIMS.

     (a) None of the Note Obligations, Note Liens, Parity Lien Obligations, Parity Liens, Credit Facility Obligations and Credit Facility Liens will ever be forfeited, invalidated, discharged, reduced, subordinated or restricted or otherwise affected or impaired by any breach of any obligation set forth in or arising under this Article 13.

     (b) No claim shall ever be made against the Joint Collateral Agent or the Credit Facility Agent for any special or (to the fullest extent a claim for punitive damages may lawfully be waived) for any punitive damages based on any claim arising, on any theory of liability, from or in connection with to any act, omission, breach, wrongful conduct, event or circumstance occurring relating in any respect to the performance or breach of any obligation set forth in or arising under this Article 13.

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Section 13.09 AMENDMENT; WAIVER.

     (a) No amendment or supplement to the provisions of this Article 13 will:

              (1) be effective unless set forth in a writing signed by the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes) then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the Holders of Notes will be effective only with the consent of the Holders of at least 66?% in principal amount of the Notes (including, without limitation, Additional Notes) then outstanding, voting as a single class;

              (2) become effective at any time when any Credit Facility Obligations are outstanding or committed under any Qualified Credit Facility unless such amendment or supplement is consented to in a writing signed by the Credit Facility Agent acting upon the direction or with the consent of the Majority Lenders; or

              (3) be effective at any time when any Parity Lien Debt is outstanding unless such amendment or supplement is consented to in a writing signed by the Holders of at least a majority in principal amount of all Parity Lien Debt then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the holders of Parity Lien Debt will be effective only with the consent of the holders of at least 66?% in principal amount of all Parity Lien Debt then outstanding, voting as a single class.

Any such amendment or supplement that:

                  (A) imposes any additional obligation upon the Company or adversely affects the rights or benefits of the Company, if any, specifically afforded to the Company under Article 13 will become effective only with the consent of the Company; or

                  (B) imposes any obligation upon the Joint Collateral Agent or adversely affects the rights of the Joint Collateral Agent in its individual capacity will become effective only with the consent of the Joint Collateral Agent.

     (b) No waiver of any of the provisions of this Article 13 will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under Section 13.09(a), by the party to be bound thereby.

     (c) No exercise, delay in exercising or failure to exercise any right arising under this Article 13, no act or omission of any Obligor or holder of Note Obligations, Parity Lien Obligations or Credit Facility Obligations, no change, impairment, or suspension of any right or remedy, and no other lawful act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of any obligation arising under this Article 13 will in any way affect, decrease, diminish or impair any such obligation.

Section 13.10 ENFORCEMENT.

     The rights and obligations set forth in or arising under this Article 13 are enforceable only by the Joint Collateral Agent and Credit Facility Agent under a Qualified Credit Facility against each other (and their respective successors, including, but only to the extent expressly provided herein, a purchaser at a foreclosure sale conducted in foreclosure of Note Liens or Parity Liens) and against the Obligors. No other Person (including holders of Note Obligations, Parity Lien Obligations or Credit Facility Obligations) shall be entitled to enforce any such right or shall be obligated to perform any such obligation; however, such provisions will be binding on the holders of Note Obligations, Parity Lien Obligations and Credit Facility Obligations.

Section 13.11 RELATIVE RIGHTS.

     This Article 13 sets forth certain relative rights, as lienholders, of the Joint Collateral Agent and the Credit Facility Agent. Nothing in this Indenture will:

          (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and Special Interest, if any, on the Notes in accordance with their terms or to perform any other obligation of the Company or any other Obligor under the Note Documents;

          (2) affect the relative rights of Holders of Notes and holders of Parity Lien Obligations or Credit Facility Obligations and other creditors of the Company or any of its Subsidiaries;

          (3) restrict the right of any Holder of Notes or any holder of Parity Lien Obligations or Credit Facility Obligations to sue for payments that are then due and owing;

          (4) prevent the Trustee, the Joint Collateral Agent or the Credit Facility Agent or any Holder of Notes or holder of Parity Lien Obligations or Credit Facility Obligations from exercising against the Company or any other Obligor any of its other available remedies upon a default or event of default; or

          (5) restrict the right of the Trustee, the Joint Collateral Agent or the Credit Facility Agent or any Holder of Notes or holder of Parity Lien Obligations or Credit Facility Obligations to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any Obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any Obligor or to assert or enforce any claim, Lien, right or remedy in any voluntary or involuntary bankruptcy case or insolvency or liquidation proceeding.

                                   ARTICLE 14.
                             COLLATERAL AND SECURITY

Section 14.01 SECURITY DOCUMENTS.

     (a) The payment of the principal of and interest and premium and Special Interest, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to the Subsidiary Guarantees, the payment of all other Note Obligations and the performance of all other obligations of the Company and its Subsidiaries under the Note Documents are secured as provided in the Security Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by all Security Documents hereafter delivered as required or permitted by this Indenture. Such security interests will also secure any Parity Lien Obligations.

     (b) The Company will cause each Material Domestic Subsidiary created, acquired or otherwise existing on or after the date hereof, including but not limited to any Nonmaterial Domestic

Subsidiary that becomes a Material Domestic Subsidiary, to promptly, and in any event, immediately after becoming a Material Domestic Subsidiary, execute and deliver each applicable Security Document to the Joint Collateral Agent and certified copies of such Subsidiary's Governing Documents, together with legal opinions in form and substance reasonably satisfactory to the Joint Collateral Agent opining as to authorization, validity and enforceability of such Secuity Documents. In addition, the Company will not at any time permit aggregate fair market value of all Nonmaterial Domestic Subsidiaries' gross assets to equal or exceed $250,000. In such case, the Company shall require all Nonmaterial Domestic Subsidiaries to execute and deliver each applicable Security Document to the Joint Collateral Agent and certified copies of each Nonmaterial Domestic Subsidiary's Governing Documents, together with legal opinions in form and substance reasonably satisfactory to the Joint Collateral Agent opining as to authorization, validity and enforceability of such Secuity Documents.

Section 14.02 JOINT COLLATERAL AGENT.

     (a) The Company will appoint a bank or trust company to serve as Joint Collateral Agent for the benefit of the Holders of the Notes and the other Parity Lien Obligations from time to time. The Joint Collateral Agent may, but need not be, the same institution serving at any time as Trustee under this Indenture.

     (b) The Joint Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents or sub-agents or bailees to hold Collateral or to take such other action as it deems necessary or appropriate.

     (c) Neither the Trustee nor the Joint Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Note Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Note Liens or Security Documents or any delay in doing so.

     (d) The Joint Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time as required or permitted by this Indenture and by any trustee or other representative of any holder of any Parity Lien Obligations. The relative rights with respect to control of the Joint Collateral Agent will be specified in any Joint Collateral Agent Undertaking. Except as directed by the Trustee as required or permitted by this Indenture or any Joint Collateral Agent Undertaking, the Collateral Agent will not be obligated:

              (1) to act upon directions purported to be delivered to it by any other Person;

              (2) to foreclose upon or otherwise enforce any Note Lien; or

              (3) to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.

     (e) The Joint Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Note Liens or Security Documents.

     (f) In acting as Joint Collateral Agent or co-Collateral Agent, the Joint Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7.

     (g) The Company will deliver to the Trustee copies of all Security Documents delivered to the Joint Collateral Agent and copies of all documents delivered to the Joint Collateral Agent pursuant to the Security Documents.

Section 14.03 AUTHORIZATION OF ACTIONS TO BE TAKEN.

     (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Joint Collateral Agent to enter into the Security Documents, authorizes and empowers the Trustee to direct the Joint Collateral Agent to enter into, and the Joint Collateral Agent to execute and deliver, each Intercreditor Agreement, and authorizes and empowers the Trustee and the Joint Collateral Agent to bind the Holders of Notes and other holders of Note Obligations as set forth in the Security Documents and each Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

     (b) The Joint Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

     (c) Subject to the provisions of Section 7.01 and 7.02 and Article 12, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Joint Collateral Agent to take all actions it deems necessary or appropriate in order to:

              (1) foreclose upon or otherwise enforce any or all of the Note Liens;

              (2) enforce any of the terms of the Security Documents; or

              (3) collect and receive payment of any and all Note Obligations.

The Trustee is authorized and empowered to institute and maintain, or direct the Joint Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Note Liens or the Security Documents or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Joint Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of Notes, the Trustee or the Joint Collateral Agent. The right of the Trustee to direct the Joint Collateral Agent is subject to the terms of the Joint Collateral Agent Undertaking.

Section 14.04 RELEASE OF NOTE LIENS.

     (a)      The Note Liens will be released with respect to the Notes:

              (1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium and Special Interest, if any, on the Notes and payment in full of all other Note

     Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium and Special Interest, if any, are paid;

              (2) in whole, upon satisfaction and discharge of this Indenture pursuant to Section 11.01;

              (3) in whole, upon a legal defeasance or covenant defeasance pursuant to Article 8;

              (4) in part, as to any property constituting Collateral that (a) is sold or otherwise disposed of by the Company or one of its Subsidiaries in a transaction permitted by this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of, or (b) is owned or at any time acquired by a Subsidiary that has been released from its Subsidiary Guarantee, concurrently with the release of such Subsidiary Guarantee, PROVIDED, HOWEVER, that in the event the Note Liens then secure any Parity Lien Obligations and the fair market value of the Collateral subject to the Note Lien being released exceeds $500,000, any such release shall be conditioned upon written notification to the Joint Collateral Agent by any Parity Lien Representative that such disposition is also authorized by all applicable Parity Lien Credit Documents;

              (5) if the Collateral subject to the proposed release of the Note Liens constitutes all or substantially all of the Collateral, with the consent of at least 66?% in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding Notes as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes) PROVIDED, HOWEVER, that in the event the Note Liens then secure any Parity Lien Obligations, any such release shall be conditioned upon written notification to the Joint Collateral Agent by any Parity Lien Representative that such disposition is also authorized by all applicable Parity Lien Credit Documents (including any vote required thereunder); or

              (6) if the Collateral subject to the proposed release of the Note Liens constitutes less than all or substantially all of the Collateral, with the consent of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) PROVIDED, HOWEVER, that in the event the Note Liens then secure any Parity Lien Obligations and the fair market value of the Collateral subject to the Note Lien being released exceeds $500,000, any such release shall be conditioned upon written notification to the Joint Collateral Agent by any Parity Lien Representative that such disposition is also authorized by all applicable Parity Lien Credit Documents (including any vote required thereunder) PROVIDED, FURTHER, HOWEVER, that in the case of paragraphs (4) and (5) above and this paragraph (6), any such release will be conditioned on the holders of any Parity Lien Obligations also releasing their security interest in such property.

     (b) Upon delivery to the Trustee of an Officers' Certificate requesting release of the Note Liens pursuant to Section 14.04(a), accompanied by:

              (1) an Opinion of Counsel confirming that such release complies with Section 14.04(a); PROVIDED, HOWEVER, that no such Opinion of Counsel shall be required in the event of a release pursuant to Section 14.04(a) or when the fair market value of the Collateral subject to the Note Lien being released does not exceed $500,000;

              (2) all instruments requested by the Company to effectuate or confirm such release; and

              (3) such other certificates and documents as the Trustee or Collateral Agent may reasonably request to confirm the matters set forth in
     Section 14.04(a),

the Trustee will, if such instruments and confirmation are reasonably satisfactory to the Trustee and Joint Collateral Agent, instruct the Joint Collateral Agent to execute and deliver, and the Collateral Agent will promptly execute and deliver, such instruments.

     (c) All instruments effectuating or confirming any release of any Note Liens will have the effect solely of releasing such Note Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

     (d) The Trustee and Joint Collateral Agent are not required to serve, file, register or record any instrument releasing Collateral; PROVIDED, HOWEVER, that the Company may serve, file, register or record any such instrument upon authorization from the Trustee and the Joint Collateral Agent.

     (e) The Company will bear and pay all costs and expenses associated with any release of Note Liens pursuant to this Section 14.04, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Joint Collateral Agent.

                                   ARTICLE 15.
                                  MISCELLANEOUS

Section 15.01 TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 15.02 NOTICES.

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or any Guarantor:

     Hexcel Corporation
     Two Stamford Plaza
     281 Tresser Boulevard
     Stamford, Connecticut 06901
     Telecopier No.:  (203) 358-3972
     Attention:  General Counsel

     With a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     Four Times Square

     New York, New York 10036
     Telecopier No.:  (212) 735-2000
     Attention:  Joseph A. Coco, Esq. and Thomas W. Greenberg, Esq.


     If to the Trustee:

     Wells Fargo Bank Minnesota, National Association
     213 Court Street, Suite 703
     Middletown, Connecticut 06457
     Telecopier No.:  (860) 704-6219
     Attention:  Joseph P. O'Donnell, Trust Officer

     The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 15.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 15.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

              (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

              (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 15.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

              (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

              (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 15.06 RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 15.08 GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE SECURITY DOCUMENTS AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 15.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.10 SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.

Section 15.11 SEVERABILITY.

     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 15.12 COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 15.13 TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of March 19, 2003
                                       HEXCEL CORPORATION


                                       By: /s/ Stephen C. Forsyth
                                           -------------------------------------
                                           Name: Stephen C. Forsyth
                                           Title: Executive Vice President
                                                  and Chief Financial Officer


                                       CLARK-SCHWEBEL HOLDING. CORP.


                                       By: /s/ Stephen C. Forsyth
                                           -------------------------------------
                                           Name: Stephen C. Forsyth
                                           Title: Vice President


                                       CLARK-SCHWEBEL CORPORATION


                                       By: /s/ Stephen C. Forsyth
                                           -------------------------------------
                                           Name: Stephen C. Forsyth
                                           Title: Vice President Finance and
                                                  Treasurer


                                       CS TECH-FAB HOLDING, INC.


                                       By: /s/ Stephen C. Forsyth
                                           -------------------------------------
                                           Name: Stephen C. Forsyth
                                           Title: Vice President and Treasurer


                                       HEXCEL POTTSVILE CORPORATION.


                                       By: /s/ Stephen C. Forsyth
                                           -------------------------------------
                                           Name: Stephen C. Forsyth
                                           Title: Vice President and Treasurer

Attest:


/s/ Ira J. Krakower
------------------------------------
Name: Ira J. Krakower
Title: Senior Vice President, General Counsel
       and Secretary

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                               as Trustee


                                By:     /s/ Nedine A. Peluso
                                        -------------------------------------
                                        Name: Nedine A. Peluso
                                        Title: Corporate Trust Officer

Attest:


/s/ Robert Reynolds
-----------------------------------
Authorized Signatory
Date:  March 19, 2003

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

The following schedule lists each Guarantor under this Indenture as of the date hereof:

Clark-Schwebel Holding Corp.

Clark-Schwebel Corporation

CS Tech-Fab Holding, Inc.

Hexcel Pottsville Corporation

                                                                       EXHIBIT A

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                      9.875% Senior Secured Notes due 2008

No. ___                                                            $____________

                               HEXCEL CORPORATION

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of __________________________________________________________

Dollars on October 1, 2008.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated: March 19, 2003

                                       HEXCEL CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:
    ----------------------------------------
            Authorized Signatory

________________________________________________________________________________

                                 [Back of Note]
                      9.875% Senior Secured Notes due 2008

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE UNIT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) INTEREST. Hexcel Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.875% per annum from March 19, 2003 until maturity and shall pay the Special Interest, if any, payable pursuant to the Exchange Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this
     Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be October 1, 2003. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4) INDENTURE. The Company issued the Notes under an Indenture dated as of March 19, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $125.0 million in aggregate principal amount. The Notes and the Subsidiary Guarantees will be secured by first priority security interests (subject to Permitted Prior Liens) and subject to Lien sharing in favor of the holders of future Parity Lien Debt, in substantially all of the Company's and its Domestic Subsidiaries' property, plant and equipment, patents, trademarks and other intellectual property, customer and supplier contracts (which will not include accounts and related rights that are Credit Facility Collateral) and other general intangibles, intercompany notes and other instruments and obligations receivable, and certain other investment property, 100% of the outstanding voting stock of the Company's Domestic Subsidiaries, other than Clark-Schwebel Holding Corp., CS Tech-Fab Holding, Inc., Hexcel Technologies, Inc. and Clark-Schwebel Corporation, and, as described under
     Section 13.02, the outstanding voting stock of the Company's material first-tier Foreign Subsidiaries (but not more than 65% of the voting stock of such Foreign Subsidiaries) and intercompany notes outstanding from the Company's Foreign Subsidiaries. Collateral shall not include Credit Facility Collateral (which includes inventory, and accounts receivable) and other Excluded Assets. The Notes, the Subsidiary Guarantees and future Parity Lien Debt will also be secured by first priority security interests, subject to Lien sharing provisions in favor of the holders of Obligations under a Qualified Credit Facility, upon Equity Interests issued and intercompany notes owing by Foreign Subsidiaries to the extent the same secures such Qualified Credit Facility.

          (5)  OPTIONAL REDEMPTION.

     (a) After April 1, 2006, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

     Year                                               Percentage
     ----                                               ----------
     2006..............................................    104.938%
     2007..............................................    102.469%
     2008 and thereafter...............................    100.000%

     (b) At any time prior to April 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including the original principal amount of any Additional Securities) at a redemption price of 109.875% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the Net Cash Proceeds of Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of Notes issued under this Indenture (including the original principal amount of any Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company and its Subsidiaries); and the redemption occurs within 120 days after the date of the related Equity Offering.

          (6)  MANDATORY REDEMPTION.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes except as provided under Sections 3.09, 4.10 and 4.14.

          (7)  REPURCHASE AT OPTION OF HOLDER.

              (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest on the Notes repurchased, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder as required by the Indenture.

              (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of Parity Lien Debt that contains provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Parity Lien Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Parity Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and the Parity Lien Debt will be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 10 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date thereof; to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; to make, complete or confirm any grant of Collateral permitted or required by this Indenture or Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or Security Documents; to conform the text of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes to any provision of the Description of Notes contained in the Offering Circular to the extent that such provision in that Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes; reflect any waiver or termination of any right arising under Article 12 of the Indenture that otherwise would be enforceable by any holder of a Parity Lien Obligation or Parity Lien, if such waiver or termination is set forth or provided herein or agreement governing or giving rise to such Parity Lien Obligation or Parity Lien; PROVIDED, that no such waiver or amendment shall adversely affect the rights of Holders of Notes; or except as otherwise provided under Section
     13.09 of the Indenture make any change in the amendment and waiver provisions.

          (12) DEFAULTS AND REMEDIES. Events of Default include: (i) the Company defaults for 30 days in the payment when due of interest on, or Special Interest with respect to, the Notes; (ii) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) the Company or any of its Subsidiaries fails to comply with the provisions of Section 4.16 or
     5.01 of the Indenture; the Company fails to comply with any of its obligations in Section 4.14, other than a failure to purchase Notes, or
     Section 4.10, other than a failure to purchase Notes, Section 4.03, Section 4.07, Section 4.09, Section 4.08, Section 4.11, Section 4.15, Section 4.13 or Section 4.18 in the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class; (iv) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Notes or the Security Documents for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; PROVIDED, HOWEVER, that in no event shall a failure by the Company to observe or perform any representation or warranty be an Event of Default unless such failure would have a material adverse effect on the management, the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, which judgment or judgments remains outstanding for 60 days following such judgment or judgments and are not discharged, waived or stayed within 10 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class ; provided that the aggregate of all such undischarged judgments exceeds $10.0 million; (vii) any Security Document or any Lien purported to be granted thereby and having a fair market value in excess of $10.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth herein) to be fully enforceable and perfected; (viii) the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document; (ix) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (x) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law, (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that, (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; (B) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or (C) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days. However, a default under clauses (iv), (v) or (vii) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (13) LIEN SHARING; INTERCREDITOR OBLIGATIONS. The Notes, the Subsidiary Guarantees and the other Note Obligations are secured by Note Liens upon the Collateral pursuant to the Security Documents. If the Company incurs any Parity Lien Debt, the Note Liens will rank Equally and Ratably with certain Parity Liens as set forth in Article 12 of the Indenture. In addition, as to certain Foreign Subsidiary Collateral and proceeds thereof, the Note Liens and any Parity Liens will rank Equally and Ratably with Liens securing certain Credit Facility Obligations under a Qualified Credit Facility. The Collateral Agent is or may become required to perform certain obligations relating to the Collateral for the benefit of the Credit Facility Agent under a Qualified Credit Facility as set forth in Article 13 of the Indenture.

          (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          (15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Exchange Registration Rights Agreement dated as of March 19, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof.

          (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Exchange Registration Rights Agreement. Requests may be made to:

Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
Attention: General Counsel

                                                                       EXHIBIT E

                         [FORM OF NOTATION OF GUARANTEE]

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 19, 2003 (the "INDENTURE") among Hexcel Corporation (the "Company"), the Guarantors listed on Schedule I thereto and Wells Fargo Bank Minnesota, National Association, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                   [NAME OF GUARANTOR(S)]


                                   By:
                                      ------------------------------------
                                   Name:
                                   Title: